Exhibit 2.1 EXECUTION VERSION STOCK PURCHASE AGREEMENT among VECTOR MAVEN HOLDINGS, INC., VECTOR MAVEN HOLDINGS, L.P., and PROGRESS SOFTWARE CORPORATION Dated as of January 3, 2023

TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS .......................................................................................................... 5 Section 1.1 Certain Defined Terms ............................................................................... 5 Section 1.2 Table of Definitions ................................................................................. 16 ARTICLE II PURCHASE AND SALE ...................................................................................... 19 Section 2.1 Purchase, Sale and Transfer of Shares; Treatment of Options; Closing Payments; Allocation Spreadsheet ............................................. 19 Section 2.2 Estimated Closing Statement ................................................................... 20 Section 2.3 Post-Closing Adjustment of Closing Cash Consideration ....................... 21 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................. 23 Section 3.1 Organization and Qualification ................................................................ 23 Section 3.2 Authority .................................................................................................. 24 Section 3.3 No Conflict; Required Filings and Consents ........................................... 25 Section 3.4 Capitalization ........................................................................................... 25 Section 3.5 Equity Interests ........................................................................................ 27 Section 3.6 Financial Statements; No Undisclosed Liabilities ................................... 27 Section 3.7 Absence of Certain Changes or Events .................................................... 28 Section 3.8 Compliance with Laws; Permits .............................................................. 28 Section 3.9 Litigation .................................................................................................. 30 Section 3.10 Employee Benefit Plans ........................................................................... 30 Section 3.11 Labor and Employment Matters .............................................................. 33 Section 3.12 Title to Assets .......................................................................................... 36 Section 3.13 Real Property ........................................................................................... 37 Section 3.14 Intellectual Property ................................................................................. 37 Section 3.15 Taxes ........................................................................................................ 40 Section 3.16 Material Contracts .................................................................................... 43 Section 3.17 Affiliate Interests and Transactions ......................................................... 45 Section 3.18 Customers and Suppliers.......................................................................... 46 Section 3.19 Brokers ..................................................................................................... 46 Section 3.20 Government Contracts ............................................................................. 46 Section 3.21 Data Protection and Privacy..................................................................... 50 Section 3.22 No Prior Operations ................................................................................. 52 Section 3.23 Insurance .................................................................................................. 52 Section 3.24 No Other Representations ........................................................................ 52 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER ...................... 53 Section 4.1 Organization ............................................................................................. 53 Section 4.2 Authority .................................................................................................. 53 Section 4.3 No Conflict; Required Filings and Consents ........................................... 53 Section 4.4 Shares ....................................................................................................... 54

ii Section 4.5 Litigation .................................................................................................. 54 Section 4.6 Brokers ..................................................................................................... 55 Section 4.7 No Other Representations ........................................................................ 55 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER ........................ 56 Section 5.1 Organization ............................................................................................. 56 Section 5.2 Authority .................................................................................................. 56 Section 5.3 No Conflict; Required Filings and Consents ........................................... 56 Section 5.4 Non-Foreign Status .................................................................................. 57 Section 5.5 Brokers ..................................................................................................... 57 Section 5.6 Buyer Financial Resources ...................................................................... 57 Section 5.7 Litigation .................................................................................................. 57 Section 5.8 Sanctions Compliance .............................................................................. 57 Section 5.9 Investment Representations ..................................................................... 57 Section 5.10 Solvency ................................................................................................... 58 Section 5.11 Tax Representation .................................................................................. 58 Section 5.12 Investigation and Agreement by the Buyer; Non-Reliance; No Other Representations and Warranties..................................................... 58 ARTICLE VI COVENANTS ...................................................................................................... 59 Section 6.1 Conduct of Business of the Company and Its Subsidiaries Prior to the Closing ............................................................................................... 59 Section 6.2 Access to Books and Records .................................................................. 62 Section 6.3 Exclusivity ............................................................................................... 63 Section 6.4 Efforts to Consummate ............................................................................ 64 Section 6.5 Termination of Funded Indebtedness....................................................... 66 Section 6.6 Public Announcements ............................................................................ 66 Section 6.7 Director and Officer Liability; Indemnification ...................................... 66 Section 6.8 Employee Matters .................................................................................... 68 Section 6.9 R&W Insurance Policy ............................................................................ 69 Section 6.10 Release ..................................................................................................... 69 Section 6.11 Confidentiality ......................................................................................... 70 Section 6.12 Further Assurances................................................................................... 70 Section 6.13 Code Section 280G .................................................................................. 70 Section 6.14 Post-Closing Catch-Ups ........................................................................... 72 Section 6.15 SL Escrow Unit Amount .......................................................................... 72 Section 6.16 Data Room ............................................................................................... 73 ARTICLE VII TAX MATTERS ................................................................................................. 73 Section 7.1 Allocation of Straddle Period Tax Liability............................................. 73 Section 7.2 Tax Refunds ............................................................................................. 73 Section 7.3 Buyer Tax Actions ................................................................................... 74 Section 7.4 Withholding ............................................................................................. 74 Section 7.5 Other Tax Considerations ........................................................................ 74

iii Section 7.6 Transfer Taxes ......................................................................................... 74 ARTICLE VIII CONDITIONS TO CLOSING ........................................................................... 74 Section 8.1 General Conditions .................................................................................. 74 Section 8.2 Conditions to Obligations of the Company and the Seller ...................... 75 Section 8.3 Conditions to Obligations of the Buyer ................................................... 75 ARTICLE IX TERMINATION ................................................................................................... 77 Section 9.1 Termination .............................................................................................. 77 Section 9.2 Effect of Termination ............................................................................... 77 ARTICLE X GENERAL PROVISIONS..................................................................................... 78 Section 10.1 Non-Survival of Representations, Warranties and Covenants ................. 78 Section 10.2 No Effect on R&W Insurance Policy....................................................... 79 Section 10.3 Fees and Expenses ................................................................................... 79 Section 10.4 Amendment and Waiver .......................................................................... 79 Section 10.5 Extension.................................................................................................. 79 Section 10.6 Notices ..................................................................................................... 80 Section 10.7 Interpretation ............................................................................................ 80 Section 10.8 Entire Agreement ..................................................................................... 81 Section 10.9 No Third-Party Beneficiaries ................................................................... 81 Section 10.10 Governing Law ........................................................................................ 81 Section 10.11 Submission to Jurisdiction ....................................................................... 82 Section 10.12 Assignment; Successors ........................................................................... 82 Section 10.13 Enforcement ............................................................................................. 82 Section 10.14 Currency ................................................................................................... 82 Section 10.15 Severability .............................................................................................. 82 Section 10.16 Waiver of Jury Trial ................................................................................. 83 Section 10.17 Counterparts ............................................................................................. 83 Section 10.18 Electronic or .pdf Signature ..................................................................... 83 Section 10.19 No Presumption Against Drafting Party .................................................. 83 Section 10.20 Provisions Respecting Legal Representation ........................................... 83

iv EXHIBITS Exhibit A Shares Exhibit B Applicable Accounting Principles Exhibit C Form of Escrow Agreement Exhibit D Purchase Price Adjustment Illustrative Calculation

5 STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT, dated as of January 3, 2023 (this “Agreement”), is by and among Progress Software Corporation, a Delaware corporation (the “Buyer”), Vector Maven Holdings, Inc., a Delaware corporation (the “Company”), and Vector Maven Holdings, L.P., a Delaware limited partnership (the “Seller”). RECITALS A. The Seller owns one hundred percent (100%) of the issued and outstanding equity interests of the Company (the “Shares”) set forth on Exhibit A. B. The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares, subject to the terms and conditions set forth in this Agreement (the “Stock Purchase”). AGREEMENT In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. For purposes of this Agreement: “Action” means any claim, action, cause of action, demand, suit, proceeding, notice of violation, inquiry, litigation, citation, summons, subpoena, audit or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, at law or in equity, by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding. “Adjustment Time” means 12:01 a.m. Pacific Time on the Closing Date. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. “Aggregate Option Cash-Out Amount” means the aggregate amount of the Option Cash-Out Amount to be paid to holders of Options pursuant to the terms of this Agreement. “Ancillary Agreements” means the Escrow Agreement. “Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (ii) the U.K. Bribery Act 2010, as amended; and (iii) any other applicable anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Company or any of its Subsidiaries is located or doing business.

6 “Antitrust Laws” means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act. “Applicable Accounting Principles” means those accounting principles, policies and procedures set forth on Exhibit B. “Books and Records” means books of account, general, financial and operating records, invoices and other documents, records and files of the Company and its Subsidiaries. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in San Francisco, California or Burlington, Massachusetts. “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (H.R. 748), as amended. “Cash” means all cash and cash equivalents of the Company and its Subsidiaries (including money market accounts, money market funds, money market instruments, and demand deposits, in each instance, to the extent convertible into cash within thirty (30) days, but excluding lease deposits and marketable securities of the Company and its Subsidiaries). For the avoidance of doubt, “Cash” shall (i) be calculated net of uncleared checks and drafts issued by the Company and its Subsidiaries, and (ii) include uncleared checks and drafts received or deposited for the account of the Company and its Subsidiaries. Cash shall be calculated and in accordance with the Applicable Accounting Principles and in a manner consistent with Exhibit D hereto. “Closing Cash Consideration” means (i) $355,000,000, plus (ii) the Working Capital Adjustment, minus (iii) the Net Indebtedness, minus (iv) the Escrow Amount, minus (v) the Aggregate Option Cash-Out Amount, minus (vi) the SL Escrow Unit Amount. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company Commercial Software” means all Software owned by or exclusively licensed to the Company that is licensed, offered, or made available as software services to third parties by the Company or its Subsidiaries (excluding any Software licensed by the Company or its Subsidiaries to third parties as Open Source Software or Software that is made freely available). “Company Employee” means any manager, officer, employee or independent contractor of the Company or any of its Subsidiaries. “Company Software” means all Company Commercial Software collectively with all Software licensed by the Company or its Subsidiaries to third parties as Open Source Software.

7 “Company Systems” means the software, computer hardware, servers, data or information subscription or access agreements, systems, networks and workstations that are owned by the Company and its Subsidiaries. “Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, made as of September 15, 2022, by and between the MarkLogic Corporation and Progress Software Corporation. “Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture, and all other agreements, binding commitments and legally binding arrangements or understandings, in each instance, whether written or oral. “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors, board of managers or similar body governing the affairs of such Person. “Data Breach” means any unauthorized Processing of or access, use, loss, destruction or modification to Personal Information, confidential information, or information technology systems, or any other data security incident, including, but not limited to, those requiring notification to any Person or Governmental Authority under applicable Privacy and Security Requirements. “Encumbrance” means any charge, claim, mortgage, lien (statutory or other), option, pledge, condition, equitable interest, security interest, easement, encroachment, right of way, right of first refusal or adverse claim, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “ERISA Affiliate” means any Person under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. “Escrow Agent” means Citibank, N.A., or its successor under the Escrow Agreement. “Escrow Agreement” means the Escrow Agreement to be entered into by the Buyer, the Seller and the Escrow Agent, substantially in the form attached as Exhibit C hereto. “Escrow Amount” means an amount equal to $1,500,000. “Escrow Fund” means the Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in this Agreement and the Escrow Agreement, including any remaining interest or other amounts earned thereon.

8 “FAR” means the Federal Acquisition Regulations System at 48 C.F.R., including any agency supplements thereto. “FAR Ethics Rules” means the ethical rules and suspension/debarment regulations in FAR Parts 3 and 9 and FAR 52.203-13, including, but not limited to, all mandatory disclosure obligations. “FOCI” means foreign ownership, control or influence, as determined and further defined in the NISPOM. “fraud” means actual and intentional common law fraud (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory) with respect to a specific representation or warranty expressly set forth in Article III, Article IV, or Article V or expressly set forth in the certificate delivered pursuant to Section 8.2(a) or Section 8.3(a). “Fundamental Representations” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a)(i), Section 3.4, Section 3.5, Section 3.19, Section 4.1, Section 4.2, Section 4.3(a)(i), Section 4.4, Section 4.6, Section 5.1, Section 5.2, Section 5.3(a)(i), Section 5.5 and Section 5.6. “Funded Indebtedness” means, as at a specified date and without duplication, the sum of (i) all indebtedness for borrowed money of the Company and its Subsidiaries (including all obligations for principal, interest, premiums, penalties, fees, expenses and breakage costs); (ii) all obligations of the Company and its Subsidiaries evidenced by notes, bonds, debentures, bank loans or other similar instruments; (iii) any accrued and unpaid interest on the foregoing items or other debt or financing-related liabilities; (iv) letters of credit, performance bonds, bankers acceptances or similar obligations, to the extent drawn or otherwise due and payable, provided, that this clause (iv) shall exclude any letter of credit related to any security deposit obligation under any lease of any Leased Real Property; (v) any premium, fees, expenses, accrued interest and prepayment premiums or penalties and all other amounts that become due as a result of the acceleration, termination, cancellation or prepayment of any of the foregoing; and (vi) all unpaid Transaction Expenses. “GAAP” means U.S. generally accepted accounting principles, consistently applied. “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, foreign or similar government or political subdivision, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority, any arbitrator, or any governmental, regulatory, tax or administrative authority, branch, agency or commission or any court or tribunal of competent jurisdiction. “Government Contract” means any Contract between the Company or any of its Subsidiaries and (i) the U.S. Government or any Governmental Authority, (ii) any prime contractor of the U.S. Government or any Governmental Authority or (iii) any subcontractor (at

9 any tier) with respect to any Contract described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract or any amendment, supplement or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates. “Government Contract Bid” means any quotations, bids and proposals for awards of new Government Contracts made by the Company or any of its Subsidiaries for which award has not yet been made. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Income Tax Liability Accrual” means an amount equal to the aggregate liability for unpaid cash income Tax liabilities of the Company and its Subsidiaries that are first due to be paid after the Closing Date for Pre-Closing Tax Periods in jurisdictions where the Company or any of its Subsidiaries filed a Tax Return for the last Tax period for which a Tax Return was due (taking into account any applicable extensions) or commenced activities after the end of such Tax period; provided, however, that in the determination of the Income Tax Liability Accrual, (i) all unpaid income Tax liabilities with respect to Pre-Closing Tax Periods shall be calculated in accordance with Section 7.1 and the past practice of the Company and its Subsidiaries, (ii) Transaction Deductions shall be taken into account to the extent “more likely than not” (or a higher level of authority) deductible in a Pre-Closing Tax Period, (iii) net operating losses and interest deductions shall be utilized to the maximum extent permitted by Law, (iv) any transactions effected by, on behalf of, or at the direction of, the Buyer or any of its Affiliates on or after the Closing Date shall be excluded, and (v) all estimated tax payments actually made in 2022 shall be taken into account to reduce such Income Tax Liability Accrual. “Indebtedness” means, as at a specified date and time, without duplication, (i) all outstanding Funded Indebtedness, (ii) all obligations (including the cost of terminating) under any interest rate swaps, forward contracts, hedges, caps, collars, options, futures or similar instruments or currency or other hedging arrangements, (iii) all obligations for the deferred purchase price or similar contingent consideration of any property, goods, assets, securities or services as obligor or otherwise (other than trade accounts payable and accrued expenses, in each instance, incurred in the ordinary course of business and reflected as accounts payable or accrued expenses, as applicable, in the Net Working Capital as finally determined pursuant to Section 2.3), including earnouts, payments under non-compete agreements, deferred purchase price agreements and seller notes, (iv) the Income Tax Liability Accrual, (v) the LTDR Service Cost, (vi) any cash Tax liability associated with the post-Closing recognition of any pre-Closing long- term deferred revenue or short-term deferred revenue of the Company and its Subsidiaries but excluding any long-term deferred revenue of the Company and its Subsidiaries that corresponds with long-term unbilled receivables, (vii) leases required under GAAP to be accounted for as capital leases, (viii) all obligations secured by an Encumbrance, (ix) declared but unpaid distributions, redemption or similar payments, (x) all bonus amounts set forth on Section 1.2 of the Disclosure Schedules to the extent unpaid at Closing, (xi) all guarantees, directly or indirectly, in connection with any Indebtedness of any other Person, (xii) conditional sale or other title retention agreements, and (xiii) any premium, fees, expenses, accrued interest and prepayment premiums or penalties relating to any amount prepaid at or in connection with the

10 Closing related to any amount included as Indebtedness. Indebtedness shall be calculated in accordance with the Applicable Accounting Principles and in a manner consistent with Exhibit D hereto. “Intellectual Property” means all intellectual property and proprietary rights arising anywhere worldwide, including: (i) trade names, trademarks, trade dress and service marks (registered and unregistered), domain names, social media accounts, applications to register any of the foregoing, and any other indicia of origin (including all goodwill associated with any of the foregoing) (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) published and unpublished works of authorship (including Software), copyrights (registered and unregistered) therein and thereto and applications for registration (collectively, “Copyrights”); (iv) Software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; and (v) trade secrets, know-how, inventions, methods, processes and processing instructions, technical data, specifications, research and development information, technology, product roadmaps, customer lists, market data and any other information (and to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, and excluding any Copyrights or Patents that may cover or protect any of the foregoing, collectively, “Trade Secrets”). “International Trade Laws” means the import, customs, trade remedy, export control, Sanctions, and national security Laws of the United States, the European Union and its Member States, Japan, and all other jurisdictions in which the Company or its Subsidiaries have conducted and/or currently conduct business (including, without limitation, the Tariff Act of 1930, as amended, the Trade Act of 1974, as amended, the U.S. Arms Export Control Act, the International Emergency Economic Powers Act, the Trading With The Enemy Act, the Export Administration Act, the Export Control Reform Act of 2018, the Defense Production Act of 1950, and any regulation, judgments, injunctions, decrees, directives, licenses, approvals, orders, permits, contracts, or authorizations promulgated, issued, or enforced pursuant to such Laws). “Knowledge of the Company” or “Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of (i) any officer, manager or director of the Seller, and (ii) Jeffrey Casale, John Theler, Matthieu Jonglez, Inder Sabharwal, and Mike Makely, in each case, after due inquiry. “Law” means any statute, law, ordinance, regulation, rule (including any rule or regulation of a stock exchange), code, executive order, injunction, constitution, treaty, common law, judgment, order, decree or other requirement or rule of law of any Governmental Authority. “Leased Real Property” means all real property leased, subleased or licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

11 “Licensed Intellectual Property” means Intellectual Property that is owned by a third party and licensed to the Company or any of its Subsidiaries. “Losses” means losses, damages, liabilities, costs, deficiencies, penalties, Actions, judgments, awards, interests, fines, Taxes or other costs or expenses of any kind (including reasonable documented attorneys’ fees and the cost of pursuing any insurance providers (other than the R&W Insurance Policy insurer)). For the avoidance of doubt, “Losses” shall exclude any punitive or exemplary damages, to the extent actually awarded to a Governmental Authority or other third party. “LTDR Service Cost” means (i) (x) one minus (y) the Software Gross Margin of the Company and its Subsidiaries times (ii) (x) the long-term deferred revenue of the Company and its Subsidiaries minus (y) the long-term unbilled receivables of the Company and its Subsidiaries. “Material Adverse Effect” means any event, fact, change, condition, circumstance, occurrence or effect that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of Seller or the Company to consummate the Transactions on a timely basis; provided, however, that, for purposes of clause (a) only, none of the following events, facts, changes, conditions, circumstances, occurrences or effects shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) events, circumstances, changes, effects or occurrences affecting the financial, credit, or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates in the United States as a whole or the capital markets of the United States in general; (ii) national or international political, social, and economic conditions (or changes therein), including an engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, or upon any military installation, equipment or personnel of the United States or any other country or group; (iii) events, circumstances, changes, occurrences or effects that generally affect the industries or segments thereof in which the Company and its Subsidiaries operate (including legal and regulatory changes); (iv) changes or modifications in GAAP or applicable Law or the interpretation or enforcement thereof; (v) any “act of God,” including, but not limited to, weather, natural disasters, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, weather conditions, explosions or fires or other force majeure events, or any pandemic, epidemic, or disease outbreak (including the novel coronavirus (COVID-19)), or any Law, directive, pronouncement, or guideline issued by a Governmental Authority providing for business closures, “sheltering-in-place”, curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law or interpretation thereof following the date of this Agreement, or any material worsening of such conditions threatened or existing as of the date of this Agreement; (vi) events, circumstances, changes, occurrences or effects attributable to the consummation of the transactions contemplated by, including actions of competitors, customers, or suppliers or losses of employees in connection therewith, or the announcement of the execution of, this Agreement or any Ancillary Agreement and the identity of the Buyer; (vii) any event, circumstance, change, occurrence or effect that results from any actions taken or not taken

12 pursuant to or in accordance with this Agreement or any Ancillary Agreement or at the request of the Buyer; or (viii) any failure by the business of the Company and its Subsidiaries to meet any internal or external estimates, expectations, budgets, projections or forecasts (but the underlying causes of such failure may so constitute or be taken into account unless such underlying causes would otherwise be excepted by another clause of this definition); it being understood and agreed that in the case of clauses (i) through (iv) above, to the extent that any such event, fact, change, condition, circumstance, occurrence or effect has a materially disproportionate and adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other businesses of similar size operating in the industries in which the Company and its Subsidiaries conduct business, such disproportionate extent of, such event, fact, change, condition, circumstance, occurrence or effect may be taken into account in determining whether a Material Adverse Effect has occurred or reasonably be expected to occur. “Net Indebtedness” means, without duplication, an amount (which may be positive or negative) equal to (i) Indebtedness minus (ii) Cash. “Net Working Capital” means the net working capital of the Company and its Subsidiaries as calculated in accordance with the Applicable Accounting Principles and in a manner consistent with Exhibit D hereto. “Net Working Capital Collar Maximum Amount” means an amount equal to the Target Net Working Capital plus $1,000,000. “Net Working Capital Collar Minimum Amount” means an amount equal to the Target Net Working Capital minus $1,000,000. “NISPOM” means the National Industrial Security Program Operating Manual, DOD 5220.22-M, as updated by DCSA or the applicable Governmental Authority. “NYC Lease” means that certain Lease, dated March 12, 2010, by and between MarkLogic Corporation and One Penn Plaza LLC, as amended by the certain Amendment of Lease, dated May 6, 2011, and that certain Second Amendment of Lease, dated March 30, 2016, in connection with the premises located at One Penn Plaza, 24th Floor, New York, New York 10119 (as may be amended from time to time). “Open Source Software” (i) means any software that (1) contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or (2) requires as a condition of its use, modification or distribution that it, or other software incorporated, distributed with, or derived from it, be disclosed or distributed in source code form or delivered at no charge and (ii) includes, without limitation, software licensed under the GNU's General Public License (GPL), Lesser GPL, or Affero GPL, the Mozilla Public License, the BSD License, the Apache License, and any license listed at www.opensource.org. “Option” means an outstanding option granted pursuant to the Option Plan. “Option Plan” means the MarkLogic Corporation 2021 Stock Option Plan.

13 “Organizational Documents” means the Certificate of Incorporation of the Company, dated September 14, 2020, as amended by the Certificate of Amendment to the Certificate of Incorporation of the Company, dated November 22, 2021, and the bylaws of the Company. “Owned Intellectual Property” means Intellectual Property owned by the Company or any of its Subsidiaries. “Parties” means the Buyer, the Company and the Seller. “Person” means an individual, corporation, partnership, limited liability company, syndicate, trust, association, organization or other entity, including any Governmental Authority. “Personal Information” means (i) any information that, either by itself or in combination with other information reasonably available to the Company and its Subsidiaries, identifies an individual or is capable of identifying or locating an individual, including but not limited to name, address, phone number, email address, payment card data, financial account number, government-issued identifier and health or medical information; (ii) “personal data,” “personal information,” “protected health information,” “nonpublic personal information” or other similar terms as defined by Privacy and Security Requirements; or (iii) any other information that allows the identification of a natural person. “Post-Closing Tax Period” means any taxable year or period, or portion thereof, that begins after the Closing Date. “Pre-Closing Tax Period” means any taxable year or period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Privacy and Security Requirements” means all Laws, Contracts, privacy policies, terms of use, and industry requirements concerning the Processing, privacy or security of Personal Information applicable to the Company or its Subsidiaries, including, as applicable: (i) the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, state social security number protection Laws, state data breach notification Laws and state consumer protection Laws; (ii) the Payment Card Industry Data Security Standards and all other applicable rules and requirements by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank, including, without limitation, the Payment Application Data Security Standards and all audit and filing requirements; and (iii) each contractual obligation to which the Company or its Subsidiaries is a party that governs the Processing of Personal Information within the Company’s or its Subsidiaries’ custody or control. “Process” or “Processing” shall mean the collection, use, storage, processing, distribution, transfer, import, export, protection (including security measures), disposal or

14 disclosure or other activity regarding data (whether electronically or in any other form or medium). “Privacy Notices” means any internal and external notices, policies, disclosures, or public representations by the Company in respect of such Company’s Processing of Personal Information or privacy practices. “R&W Insurance Policy” means that certain representation and warranty insurance policy issued to the Buyer by BlueChip Underwriting Services LLC, a copy of which has been provided to the Company on or prior to the date hereof. “Related Party,” with respect to any specified Person, means: (i) any Affiliate of such specified Person (provided, that with respect to the Company, the Subsidiaries of the Company shall not be included as Affiliates for the purposes of this definition, and with respect to any Subsidiary of the Company, the Company and the other Subsidiaries of the Company shall not be included as Affiliates for the purposes of this definition), or any director, manager, executive officer, general partner or managing member of such Affiliate; (ii) any person who serves as a director, manager, partner, member or in a similar capacity of such specified Person; or (iii) any other Person that holds, individually or together with any Affiliate of such other Person, more than 5% of the outstanding equity or ownership interests of such specified Person. “Representatives” means, with respect to any Person, the officers, directors, managers, principals, employees, consultants, agents, auditors, advisors, counsel, bankers and other representatives of such Person. “Sanctions” means economic or financial sanctions, restrictions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, HM Treasury or any other relevant Governmental Authority. “Sanctions Target” means any Person: (i) named in any Sanctions-related list maintained by the U.S. Department of State; the U.S. Department of Commerce, including the Bureau of Industry and Security’s Entity List and Denied Persons List; the U.S. Department of the Treasury, including the OFAC Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List; or any similar list maintained by the United Nations Security Council, the European Union, HM Treasury or any other relevant Governmental Authority; (ii) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including, without limitation, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria) (a “Sanctioned Jurisdiction”); or (iii) 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii). “SL Escrow Unit Amount” means the amount that would be distributable by the Seller to the Smartlogic Sellers in respect of the Holdback Shares (as such term is defined in the Smartlogic Purchase Agreement) if the Closing Cash Consideration was not reduced by the SL Escrow Unit Amount.

15 “Smartlogic Purchase Agreement” means that certain Purchase Agreement, dated November 23, 2021, by and among the Seller, the Company, Smartlogic Holdings Limited, the Sellers identified therein (the “Smartlogic Sellers”), and Rupert Bentley, as the Seller Representative. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation, including user manuals and training materials, related to any of the foregoing. “Software Gross Margin” means 91.2%. “Source Code” means computer Software and code, in form other than Object Code or machine-readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented, and other code, which may be printed out or displayed in human readable form. For purposes of this definition, “Object Code” means computer Software in binary form that is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly. “Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries. “Target Net Working Capital” means negative $11,688,166. “Tax Return” means any return, declaration, report, claim for refund, election, certificate, statement, information statement and other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxes” means all U.S. federal, state, local and foreign net income, gross income, gross receipts, sales, use, value added, transfer, franchise, profits, registration, withholding, payroll, employment, social security, excise, severance, stamp, property or other taxes or charges in the nature of a tax imposed by any Governmental Authority, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign). “Total Consideration” means (i) the Estimated Closing Cash Consideration, plus (ii) any amounts payable to the Seller after the Closing Date, including the Escrow Amount and any amounts payable pursuant to Section 2.3, Section 6.14(b), and Section 7.2. “Transaction Deductions” means all Tax deductions available to the Company (or its direct or indirect owner) and its Subsidiaries as a result of or in connection with the

16 transactions contemplated by this Agreement (including deductions related to repayment of Indebtedness, the payment of Transaction Expenses and payments of amounts that would have been Transaction Expenses but for the fact that they were paid prior to the Closing, and the payment of any fees or other costs and expenses associated with the transactions contemplated by this Agreement). “Transaction Expenses” means all fees, costs and expenses accrued, incurred or otherwise payable on account of services provided by any third party to the Seller, the Company or its Subsidiaries of Affiliates at or prior to Closing, in each case, in connection with the Transactions, including (i) any fees or expenses of legal counsel, investment bankers, accountants and other advisors in connection with the preparation, execution and consummation of this Agreement and the Transactions, (ii) any payment obligations under change in control bonuses or similar arrangements of the Company or any of its Subsidiaries payable solely as a result of the consummation of the Transactions (including, but not limited to, the Transaction Bonuses (as defined in the Disclosure Schedules)), (iii) any leave, severance and any other amounts due upon termination of employment and any other amounts that are accrued and/or payable to current or former employees and service providers, together with the employer portion of any employee or other payroll Taxes related thereto, in each case, either payable to employees or service providers who have been terminated on or prior to the Closing Date or otherwise payable by the Company and its Subsidiaries solely as a result of the transactions contemplated hereby and, in each instance, to the extent such amounts are accrued by the Company and its Subsidiaries or otherwise payable as of the Closing Date, (iv) fifty percent (50%) of the D&O Tail, and (v) fifty percent (50%) of the Transfer Taxes. “Transactions” means the transactions contemplated by this Agreement and/or the Ancillary Agreements. “U.S.” or “United States” means the United States of America. “Working Capital Adjustment” means (i) if the Net Working Capital exceeds the Net Working Capital Collar Maximum Amount, the amount, by which the Net Working Capital exceeds the Net Working Capital Collar Maximum Amount, which amount shall be expressed as a positive number, (ii) if the Net Working Capital is less than the Net Working Capital Collar Minimum Amount, the amount by which the Working Capital Collar Minimum Amount exceeds the Net Working Capital, which amount shall be expressed as a negative number, or (iii) if the Net Working Capital is less than or equal to the Net Working Capital Collar Maximum and greater than or equal to the Net Working Capital Collar Minimum amount, the “Working Capital Adjustment” shall be deemed to be zero. Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below: Definition Location Acquisition Proposal ..................................................6.3 Agreement ..................................................................Preamble Allocation Spreadsheet ..............................................Section 2.1(e) Attorney-Client Communication ...............................Section 10.20(c)

17 Balance Sheet .............................................................3.6(a) Bankruptcy and Equity Principles .............................3.2 Buyer ..........................................................................Preamble Buyer Parties ..............................................................10.1 Closing .......................................................................Section 2.1(e) Closing Aggregate Cash-Out Amount .......................Section 2.3(a) Closing Date...............................................................Section 2.1(e) Closing Net Indebtedness ..........................................2.3(a) Closing Working Capital Adjustment ........................2.3(a) Company ....................................................................Preamble Company 401(k) Plan ................................................Section 6.8(a) Company Indemnitees ...............................................Section 6.7(b) Continuing Employees ...............................................6.8(b) Copyrights ..................................................................1.1 Covered Matter ..........................................................Section 6.14(a) Covered Matter Cap ...................................................Section 6.14(a) Current Government Contracts ..................................Section 3.20(a) D&O Insurance ..........................................................Section 6.7(a) D&O Tail ...................................................................Section 6.7(a) Debt Payoff Letter......................................................8.3(c) Disclosure Schedules .................................................Article III Discrimination Complaints ........................................Section 3.11(l) ERC ............................................................................Section 7.2 ERISA ........................................................................3.10(a) Estimated Aggregate Option Cash-Out Amount .......Section 2.2 Estimated Closing Cash Consideration ......................Section 2.2 Estimated Closing Statement .....................................Section 2.2 Estimated Net Indebtedness .......................................Section 2.2 Estimated Working Capital Adjustment ....................Section 2.2 FCLs ...........................................................................Section 3.20(v) Final Closing Cash Consideration .............................2.3(a) Final Closing Statement .............................................2.3(a) Financial Statements ..................................................3.6(a) FLSA ..........................................................................Section 3.11(d) Foreign Plan ...............................................................Section 3.10(l) Inbound Licenses .......................................................Section 3.14(c) Independent Accounting Firm ...................................2.3(c) Insurance Policies ......................................................Section 3.23 Interim Financial Statements .....................................3.6(a) IP Licenses .................................................................Section 3.14(c) Law Firm ....................................................................Section 10.20(a) Marks .........................................................................1.1 Material Contracts ......................................................3.16(a) New Plans ..................................................................Section 6.8(c) Net Adjustment Amount ............................................2.3(f)(i) Notice of Disagreement .............................................2.3(b)

18 OFAC .........................................................................1.1 Old Plans ....................................................................Section 6.8(c) Option Cash-Out Amount ..........................................Section 2.1(c) Outbound Licenses.....................................................Section 3.14(c) Outside Date...............................................................Section 9.1(d) Patents ........................................................................1.1 Permits .......................................................................Section 3.8(j) Permitted Encumbrances ...........................................3.12 Per Share Amount ......................................................Section 2.1(c) Plans ...........................................................................3.10(a) Privacy Agreements ...................................................Section 3.21(a) Privacy and Information Security Policies ................Section 3.21(b) Press Release ..............................................................Section 6.6 Registered IP ..............................................................Section 3.14(a) Released Claims .........................................................Section 6.10 Released Parties .........................................................Section 6.10 Releasors ....................................................................Section 6.10 Review Period ............................................................Section 2.3(b) Sanctioned Jurisdiction ..............................................1.1 Security Refund .........................................................Section 6.14(b) Seller ..........................................................................Preamble Seller Group ...............................................................Section 10.20(a) Seller Parties ..............................................................10.1 Shares .........................................................................Recitals Smartlogic Sellers ......................................................1.1 Stock Purchase ...........................................................Recitals Top Customers ...........................................................3.18 Top Suppliers .............................................................3.18 Trade Secrets ..............................................................1.1 Transaction Expenses Payoff Instructions .................8.3(d) Transfer Taxes ...........................................................7.4 Waived 280G Benefits ...............................................Section 6.13 WARN Act.................................................................Section 3.11(j)

19 ARTICLE II PURCHASE AND SALE Section 2.1 Purchase, Sale and Transfer of Shares; Treatment of Options; Closing Payments; Allocation Spreadsheet. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the Shares to the Buyer, free and clear of all Encumbrances, and the Buyer, in reliance on the representations, warranties and covenants of the Seller and the Company contained herein, shall purchase the Shares from the Seller for an aggregate purchase price equal to the Total Consideration and shall assume and accept all of the Seller’s right, title and interest in and to the Shares. (b) The closing of the transactions set forth in Section 2.1 (the “Closing”) shall be effected by exchanging true, complete, and accurate copies of executed originals via electronic email at 8:00 a.m., Eastern Time on a date specified by the Parties that is no later than the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all of the applicable conditions set forth in Article VIII (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), unless another time, date or place is agreed to in writing by the Parties. The day on which the Closing takes place is referred to as the “Closing Date.” (c) Effective immediately prior to the Closing, all then outstanding Options (whether vested or unvested) shall be cancelled and each of the holders thereof shall have the right to receive the Option Cash-Out Amount for each of such holder’s Options. The “Option Cash-Out Amount” shall be the product of (i) the number of vested shares of the Common Stock of MarkLogic Corporation subject to an Option, multiplied by (ii) the excess of (A) the per share amount set forth on the Allocation Spreadsheet (the “Per Share Amount”) minus (B) the per share exercise price of the Option; provided, however, if the per share exercise price of the Option is greater than or equal to the Per Share Amount, the Option Cash-Out Amount shall be zero dollars ($0). The Buyer shall pay, or shall cause one of its Affiliates to pay (which, for the avoidance of doubt, after the Closing includes the Company), aggregate Option Cash-Out Amounts payable to holders of Options who are employees or former employees of the Company or one of its Subsidiaries through payroll, subject to, with respect to each such employee or former employee, applicable withholding, and receipt by Buyer of an option cancellation agreement executed by each such employee or former employee, no later than the second regularly scheduled payroll date that occurs on or after the Closing Date. For the avoidance of doubt, Seller and the Company have no obligation to prepare, distribute or obtain any option cancellation agreements from any employee or former employee, and such obligations shall be the Buyer’s. (d) At the Closing, the Buyer will make (or cause to be made) the following payments, in each case, by wire transfer of immediately available funds: (i) to the Seller, an amount equal to the Estimated Closing Cash Consideration;

20 (ii) to the Escrow Agent for deposit into the Escrow Fund, the Escrow Amount; (iii) on behalf of the Company and its Subsidiaries, the amount payable to each counterparty or holder of Funded Indebtedness (other than Transaction Expenses) in order to fully discharge such Funded Indebtedness and terminate all applicable obligations and liabilities of the Company and its Subsidiaries and any of their respective Affiliates related thereto, as specified in the Debt Payoff Letters, and in accordance with this Agreement; (iv) on behalf of the Company and its Subsidiaries, the amount payable to each Person that is owed any portion of the aggregate amount of Transaction Expenses, as specified in the Transaction Expenses Payoff Instructions, and in accordance with this Agreement; and (v) the aggregate Option Cash-Out Amount payable to the holders of Options who are not employees or former employees. (e) At least five (5) Business Days prior to the Closing Date, the Seller shall deliver to the Buyer an Allocation Spreadsheet (the “Allocation Spreadsheet”) setting forth (i) a calculation of the portion of the Estimated Closing Cash Consideration payable to Seller, (ii) a calculation of the SL Escrow Unit Amount, and (iii) (w) the name of each holder of an Option that shall have its then outstanding Options cancelled pursuant to Section 2.1(c), (x) the portion of the Aggregate Option Cash-Out Amount to be paid to such Person prior to any withholding, (y) the total amount of the Aggregate Option Cash-Out Amount, and (z) the Per Share Amount. Section 2.2 Estimated Closing Statement. At least five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a written statement (the “Estimated Closing Statement”) that shall include and set forth the Company’s good faith estimate of (i) Working Capital Adjustment (the “Estimated Working Capital Adjustment”), (ii) Net Indebtedness (the “Estimated Net Indebtedness”), (iii) the Aggregate Option Cash-Out Amount (the “Estimated Aggregate Option-Cash-Out Amount”) (with each of Estimated Working Capital Adjustment, Estimated Net Indebtedness and Estimated Aggregate Option Cash-Out Amount determined as of the Adjustment Time and, except for the Transaction Expenses included in the calculation of the Estimated Net Indebtedness (which, for the avoidance of doubt, shall be calculated through the Closing), without giving effect to the Transactions), and (iv) on the basis of the foregoing, a calculation of the Closing Cash Consideration (the “Estimated Closing Cash Consideration”). The Estimated Closing Statement shall (x) be prepared in conformity with the Applicable Accounting Principles in accordance with the historical practices and methodologies of the Company and its Subsidiaries and (y) include reasonable documentation supporting the calculation thereof, including schedules and underlying spreadsheets. Upon the delivery of the Estimated Closing Statement, to the extent not included with the Estimated Closing Statement and reasonably requested by Buyer, the Company will make available to Buyer and its Representatives the work papers (subject to the execution of customary work paper access letters, if requested) and other books and records used in preparing the Estimated Closing Statement.

21 Section 2.3 Post-Closing Adjustment of Closing Cash Consideration. (a) Within ninety (90) days after the Closing Date, the Buyer shall prepare and deliver to the Seller a written statement (the “Final Closing Statement”) that shall include and set forth (i) a consolidated balance sheet of the Company and its Subsidiaries dated as of the Closing Date, (ii) a calculation of the actual (A) Working Capital Adjustment (the “Closing Working Capital Adjustment”), (B) Net Indebtedness (the “Closing Net Indebtedness”), and (C) the Aggregate Option Cash-Out Amount (the “Closing Aggregate Cash-Out Amount”) (with each of Closing Working Capital Adjustment, Closing Net Indebtedness and Closing Aggregate Cash-Out Amount determined as of the Adjustment Time and, except for the Transaction Expenses included in the calculation of the Closing Net Indebtedness (which, for the avoidance of doubt, shall be calculated through the Closing), without giving effect to the Transactions), and (iii) on the basis of the foregoing, a calculation of the Closing Cash Consideration (the “Final Closing Cash Consideration”). (b) The Final Closing Statement shall become final and binding on the thirtieth (30th) day following delivery thereof (the “Review Period”), unless prior to the end of the Review Period, the Seller delivers to the Buyer written notice of its disagreement (a “Notice of Disagreement”) specifying, in reasonable detail, the nature and amount of any dispute as to the Closing Working Capital Adjustment and/or Closing Net Indebtedness as set forth in the Final Closing Statement and the Seller’s alternative calculations of such items and amounts (and such Notice of Disagreement shall include supporting documentation and an explanation of any disputed items). The Seller and the Buyer shall be deemed to have agreed with all items and amounts of Closing Net Working Capital and/or Closing Net Indebtedness not specifically referenced in the Notice of Disagreement, and such items and amounts shall (x) not be subject to review in accordance with Section 2.3(c) and (y) shall be final, binding, non-appealable and conclusive for all purposes hereunder. The Notice of Disagreement may not be amended, supplemented or modified, and any item that the Seller fails to identify in the Notice of Disagreement shall be precluded as an amount in dispute or used for purposes of the calculation of any disputed item. Upon the Buyer’s receipt of the Notice of Disagreement, the Buyer and its Representatives shall be permitted to review the documentation and calculations used by the Seller and its Representatives in preparation of the Notice of Disagreement. (c) During the thirty (30) day period following delivery of a Notice of Disagreement by the Seller to the Buyer, the Parties shall, in good faith, seek to resolve any differences that they may have with respect to the computation of the Closing Working Capital Adjustment and/or Closing Net Indebtedness as specified therein. Any disputed items resolved in writing between the Seller and the Buyer within such thirty (30) day period shall be final and binding with respect to such items, and if the Seller and the Buyer agree in writing on the resolution of each disputed item specified by the Seller in the Notice of Disagreement, then the amounts so determined shall be final and binding on the Parties for all purposes hereunder. If the Seller and the Buyer have not resolved all such differences by the end of such thirty (30) day period, the Seller and the Buyer shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item then remaining in dispute, and the Independent Accounting Firm shall make a written determination as to each such disputed item (acting as an expert and not as an arbitrator), which determination shall be final and binding on the Parties for all purposes

22 hereunder. The Seller and Buyer shall jointly instruct the Independent Accounting Firm that it shall (1) review only the items that were included in the Notice of Disagreement and that remain in dispute and (2) make its determination in accordance with the requirements of this Section 2.3(c). The Parties agree that the failure of the Independent Accounting Firm to strictly conform to any deadline or time period contained herein shall not render the determination of the Independent Accounting Firm invalid and shall not be a basis for seeking to overturn any determination rendered by the Independent Accounting Firm. Neither Buyer nor the Seller shall engage in any ex parte communications with the Independent Accounting Firm. The Independent Accounting Firm’s determination of any disputed items in the Notice of Disagreement shall be final and binding upon the Parties and not subject to review by a court or other tribunal (in each case, absent fraud or manifest error). The Independent Accounting Firm’s determination of the disputed items shall be based solely on written materials submitted by the Buyer and the Seller and on the applicable definitions and provisions in this Agreement related to the disputed items (and not be independent review). In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Independent Accounting Firm shall be BDO USA, LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Seller and the Buyer. The Seller and the Buyer shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it as promptly as practicable, and in any event within thirty (30) days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in accordance with Section 10.11. (d) The costs of any dispute resolution pursuant to Section 2.3(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Seller and the Buyer in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party. (e) The Buyer and the Seller will, and will cause the Company (in the case of the Seller, prior to the Closing, and in the case of the Buyer, during the period from and after the date of delivery of the Final Closing Statement through the resolution of any adjustment to the Closing Cash Consideration contemplated by this Section 2.3) to afford the Buyer or the Seller, as the case may be, and their respective Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company and its Subsidiaries relating to the Estimated Closing Statement or Final Closing Statement, as applicable, to the extent reasonably necessary to assist in the review of the Estimated Closing Statement and Final Closing Statement, as applicable. (f) Upon the final determination in accordance with the terms of this Section 2.3, the Closing Cash Consideration shall be adjusted, upwards or downwards, as follows:

23 (i) For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to the Final Closing Cash Consideration minus the Estimated Closing Cash Consideration. (ii) If the Net Adjustment Amount is positive, the Closing Cash Consideration shall be adjusted upwards in an amount equal to the Net Adjustment Amount; provided, however, that if the Net Adjustment Amount is greater than $1,500,000, then, for purposes of this Section 2.3(f)(ii), the Net Adjustment Amount shall be deemed to equal $1,500,000. In such event, the Buyer shall, subject to the limitation set forth in the immediately preceding sentence, pay the Net Adjustment Amount to the Seller by wire transfer of immediately available funds to such bank account of Seller designated by Seller to the Buyer in writing, and within two (2) Business Days of the Seller’s delivery of written notice in connection therewith to the Buyer, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent to release the Escrow Amount from the Escrow Fund to the Seller, in accordance with the terms of the Escrow Agreement. (iii) If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Closing Cash Consideration shall be adjusted downwards in an amount equal to the Net Adjustment Amount; provided, however, that if the absolute value of the Net Adjustment Amount is greater than $1,500,000, then, for purposes of this Section 2.3(f)(iii), the Net Adjustment Amount shall be deemed to equal negative $1,500,000 (to the benefit of Buyer, for the avoidance of doubt). In such event, the Buyer may obtain payment of the Net Adjustment Amount from the Escrow Fund (and, for the avoidance of doubt, the Buyer may not obtain payment of the Net Adjustment Amount from any source other than the Escrow Fund), and within two (2) Business Days of the Buyer’s delivery of written notice in connection therewith to the Seller, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent to release such amount from the Escrow Fund to the Buyer in accordance with the terms of the Escrow Agreement, and if the Net Adjustment Amount is less than the Escrow Amount, then the Escrow Agent shall release such remaining balance of the Escrow Amount from the Escrow Fund to Seller, in accordance with the terms of the Escrow Agreement. (iv) If the Net Adjustment Amount is equal to zero (0), then, within two (2) Business Days after the Net Adjustment Amount has been determined, the Buyer and Seller shall deliver joint written instructions to the Escrow Agent to release the Escrow Amount from the Escrow Fund to the Seller, in accordance with the terms of the Escrow Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) and subject to Section 10.7, the Seller and the Company hereby represent and warrant to the Buyer, as of the date of this Agreement and as of Closing, as follows: Section 3.1 Organization and Qualification.

24 (a) Each of the Company and its Subsidiaries is (i) an entity duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation as set forth on Section 3.1(a) of the Disclosure Schedules, and has full power and authority to own, lease and operate its properties now owned, operated or leased by it and to carry on its business as has been, as now conducted and as currently proposed to be conducted, and (ii) duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. (b) The Seller has made available to the Buyer a true, complete and correct copy of the Organizational Documents of the Company and the organizational documents of each Subsidiary of the Company. Each of the Organizational Documents of the Company and the organizational documents of each Subsidiary of the Company are in full force and effect. Neither the Company nor any of its Subsidiaries are in violation of any of the provisions of their respective Organizational Documents or organizational documents, as applicable. Section 3.2 Authority. The Company has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party and the consummation by the Company of the Transactions have been duly and validly authorized by the Seller. No other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Agreement or to consummate the Transactions. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company will be a party will have been, duly executed and delivered by the Company and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Bankruptcy and Equity Principles”). No vote or consent of the stockholders of the Company or any other holders of any class or series of the Company’s capital stock is required to approve and adopt this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

25 Section 3.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents; (ii) conflict with or result in a violation or breach of any provision of any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any right of termination, amendment, acceleration or cancellation of, allow the imposition or any fees or penalties or require the making of any payment, or result in the creation of any Encumbrance on any property, asset or right of the Company or any of its Subsidiaries pursuant to, any Material Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties, assets or rights are bound or affected, or any material Permit affecting the properties, assets or business of the Company or any of its Subsidiaries. (b) None of the Company or any of its Subsidiaries is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party or the consummation of the Transactions or in order to prevent the termination of any right, privilege, license or qualification of the Company or any of its Subsidiaries, except for (i) any filings required to be made under the HSR Act, (ii) any filings required under applicable foreign direct investment Laws, and (iii) such filings as may be required by any applicable federal or state securities or “blue sky” Laws. Section 3.4 Capitalization. (a) Section 3.4(a) of the Disclosure Schedules sets forth a complete and accurate list of, as of the date hereof all of the issued and outstanding Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the consummation of the Transactions, the Buyer shall own all of the Shares, free and clear of all Encumbrances. All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. The Shares are uncertificated. (b) None of the Company or any of its Subsidiaries has issued or agreed to issue any (i) corporate interest, ownership interest or other equity, voting or economic interest of

26 the Company or Subsidiary, (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of a limited liability company interest, share of capital stock or other equity, voting or ownership interest of the Company or Subsidiary, (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or Subsidiary or any other equity equivalent or equity-based award or right of the Company or Subsidiary, or (iv) bond, debenture or other Indebtedness of the Company or Subsidiary having the right to vote or convertible or exchangeable for interests or securities having the right to vote. There are no (i) outstanding or authorized options, warrants, calls, rights (including conversion rights, preemptive rights, exchange rights, subscription rights, appreciation rights, co-sale rights, rights of first refusal or other similar rights) or agreements to which the Company or, to the Company’s Knowledge, the Seller is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of Shares or other equity securities of the Company, (ii) obligations, contingent or otherwise, of the Company to make any material investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee (excluding indemnification obligations) with respect to the obligations of, any third party, and (iii) outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no restrictions on the transfer of any equity securities of the Company binding on the Company or any other Person, other than those arising from federal and state securities Laws. (c) Except for this Agreement, (i) there are no outstanding obligations of the Company or any of its Subsidiaries to issue, sell, transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of, or that restrict the transfer of, any issued or unissued Shares, ownership interests or other equity, voting or economic interests of the Company or any of its Subsidiaries, and (ii) none of the Company or any of its Subsidiaries is a party to or bound by any Contract with any of its members or other equity owners with respect to any ownership interests or other equity, voting or economic interests of the Company or any of its Subsidiaries. (d) Except for the Option Plan, the Company or any Subsidiary has never adopted, sponsored or maintained any stock option plan or any other plan, arrangement or agreement providing for equity compensation to any person. Each Option was granted in compliance with all applicable Laws and all of the terms and conditions of the Option Plan pursuant to which it was issued. Each Option (i) was granted with an exercise price per share equal to or greater than the fair market value of the underlying shares on the date of grant and has a grant date identical to the date on which the Company’s board of directors or compensation committee actually awarded the Option, (ii) has been issued in compliance with all applicable Laws and (iii) currently has an exercise price that is the same as when the Option was first issued or awarded. Each Option qualifies for the Tax and accounting treatment afforded to such Option in the Company’s Tax Returns and the Company’s financial statements, respectively, and does not trigger any liability to the holder of the Options under Section 409A of the Code. All Shares were issued pursuant to a valid exemption from state and federal registration requirements, including Rule 701 adopted by the United States Securities and Exchange Commission and any applicable blue sky or other securities Laws and all Share issuances were properly treated for federal and state tax purposes.

27 Section 3.5 Equity Interests. Each outstanding share or other equity interest in each of the Subsidiaries of the Company is owned by the Company or another Subsidiary free and clear of any Encumbrance (other than Permitted Encumbrances). Section 3.6 Financial Statements; No Undisclosed Liabilities. (a) True and complete copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at January 31, 2021 and January 31, 2022, and the related, audited consolidated statements of operations, stockholders’ equity, and cash flows the Company and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at October 31, 2022 (the “Balance Sheet”), and the related consolidated statements of profits and losses (collectively referred to as the “Interim Financial Statements”), are attached to Section 3.6(a) of the Disclosure Schedules. Each of the Financial Statements and the Interim Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company and its Subsidiaries; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (iii) fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material. (b) Except (i) as and to the extent adequately accrued or reserved against in the Financial Statements and the Interim Financial Statements (or the notes thereto), and (ii) liabilities or obligations under Contracts disclosed on the Disclosure Schedule to the extent such liabilities or obligations are reasonably apparent on the face of such Contracts, neither the Company nor any of its Subsidiaries has any liability or obligation required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries or disclosed in the notes thereto, except for liabilities and obligations that are incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet. (c) Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered accounting firm, has identified or been made aware of (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) in the system of internal control over financial reporting utilized by the Company that has not been subsequently remediated, (ii) any fraud or other wrongdoing that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company, or (iii) any claim or allegation regarding any of the foregoing. The Company maintains a system of internal accounting controls sufficient in all material respects to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.

28 (d) The information contained in the Allocation Spreadsheet, when delivered in accordance with Section 2.1(e), shall be true and correct in all respects. Section 3.7 Absence of Certain Changes or Events. Since the date of the Balance Sheet through the date hereof: (a) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect; and (c) there has not occurred any event or action that would require the consent of Buyer pursuant to Section 6.1(a)Sections 6.1(a), (c), (e), (q), (v), (w) and (x) if such event or action occurred during the period from the date of this Agreement through the Closing Date. Section 3.8 Compliance with Laws; Permits. (a) Each of the Company and its Subsidiaries currently is, and for the past three (3) years has been, in compliance in all material respects with all Laws applicable to it and its property, business or assets. None of the Company, any of its Subsidiaries nor to the Knowledge of the Company, any of its or their directors, managers or executive officers, has received and is not aware of during the past three (3) years, any written notice, order, complaint or other communication from any Governmental Authority that the Company or any of its Subsidiaries is not in compliance in any material respect with any Law applicable to it. (b) In the past five (5) years, neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any other Person authorized to act on behalf of the Company or any of its Subsidiaries, has taken any act that would cause it to be in material violation of Anti- Corruption Laws. Each of the Company and its Subsidiaries has for the past five (5) years complied with all Anti-Corruption Laws. In the past five (5) years, neither the Company nor its Subsidiaries has received any notice or communication from any Person that alleges a potential violation of any Anti-Corruption Laws, nor received a request for information from any Governmental Authority regarding Anti-Corruption Laws. Each of the Company and its Subsidiaries has established internal controls and procedures reasonably designed to ensure compliance with Anti-Corruption Laws. (c) Neither the Company, any of its Subsidiaries, any of its or their directors, or officers, nor, to the Knowledge of the Company, any of their employees, representatives or agents is a Sanctions Target. (d) The Company and its Subsidiaries: (i) are, and for the past three (3) years have been, in material compliance with all International Trade Laws;

29 (ii) are currently in material compliance with and maintain, and for the past three (3) years have obtained and maintained, all licenses, consents, authorizations, waivers, approvals, and orders required by all applicable International Trade Laws; (iii) are current with all filings, and for the past three (3) years have filed, with applicable Governmental Authorities all notices, registrations, declarations, reports, and other documents and records required under International Trade Laws; and (iv) have, for the past three (3) years, conducted their export, re-export, import, transfers, and international trade-related transactions, in all material respects, in accordance with all applicable International Trade Laws. (e) The Company and its Subsidiaries have not, for the past three (3) years, done business or otherwise conducted business directly or indirectly with Cuba, Iran, North Korea, Syria, the Luhansk, Donetsk, and Crimea regions of Ukraine, or any Sanctions Target, in each case, to the extent such business was prohibited under Sanctions. (f) There are no pending or threatened inquiries, investigations, enforcement Actions, voluntary disclosures or other claims against the Company or any of its Subsidiaries with respect to compliance with International Trade Laws. (g) The Company and its Subsidiaries have not, and have never been, required to be registered as a manufacturer, exporter or broker of defense articles or defense services under the provisions of the International Traffic in Arms Regulations. All of the products and technologies developed or sold by the Company and its Subsidiaries are EAR99 or Export Control Classification Numbers 5D992 or 5D002 items under the Commerce Control List and are not subject to the U.S. Munitions List. (h) Except for any filings required under applicable foreign direct investment Laws, there are no required Governmental Authority approvals for the transfer to Buyer of any licenses or other approvals issued to the Company or any of its Subsidiaries pursuant to International Trade Laws, or such approvals can be obtained expeditiously without material cost. (i) The Company and its Subsidiaries have established sufficient policies and procedures to ensure compliance with all applicable International Trade Laws and have made available to Buyer copies of all such written policies and procedures. (j) Each of the Company and its Subsidiaries is in possession of, and Section 3.8(j) of the Disclosure Schedules sets forth a true and complete list of, as of the date hereof, all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority required or necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to conduct and carry on its business in all material respects as currently conducted (the “Permits”), including the names of the Permits and their respective dates of issuance and expiration. All Permits required for the Company and its Subsidiaries to conduct its and their business have been obtained and are valid and in full force and effect. Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all such Permits. No

30 suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Knowledge of the Company, threatened. All fees and charges with respect to all such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.8(j) of the Disclosure Schedules. (k) Neither the Company nor any of its Subsidiaries develops, manufactures, or supplies goods, technologies, or services that are specially designed for a military, defence, or intelligence use or has any active contracts with or sales to the Australian Defence Force, the Australian Defence Department, or any other Australian federal agency that primarily serves defence, military, or intelligence functions. Neither the Company nor any of its Subsidiaries carries out any activities that consist of or include researching, developing or producing goods or technology (including software or information) the export or transfer of which is controlled by virtue of any of the following: (i) Schedules 2 and 3 to the Export Control Order 2008 in the United Kingdom; (ii) the Schedule to the Export of Radioactive Sources (Control) Order 2006 in the United Kingdom; and/or (iii) Annex I to Council Regulation (EC) No. 428/2009 setting up a Community regime for the control of exports, transfer, brokering and transit of dual-use items as adopted by the Council of the European Union (“Annex I”), other than those items which are exempted pursuant to Note 3 to Category 5 Part 2 of Annex I. Neither the Company nor any of its Subsidiaries carries out any activity in the United Kingdom which is specified in any of the Schedules to The National Security and Investment Act 2021 (Notifiable Acquisition) (Specification of Qualifying Entities) Regulations 2021 in the United Kingdom. Section 3.9 Litigation. (a) There is no material Action pending or, to the Knowledge of the Company, threatened (a) against or by the Company or any of its Subsidiaries affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company or its Subsidiaries), or (b) against or by the Company, any of its Subsidiaries, Seller or any Affiliate of any of the foregoing that challenges or seeks to prevent, enjoin or otherwise delay, or could have the effect of preventing, enjoining, delaying, making illegal or otherwise interfering with, the Transactions. Neither the Company nor any of its Subsidiaries has commenced preparations to initiate any Action against any other Person. (b) There are no orders outstanding from any Governmental Authority and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets, in each case, that would be material to the Company and its Subsidiaries taken as a whole. Section 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) and all other employee benefit plans, including any bonus, stock option, stock purchase, restricted stock, incentive, pension, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or

31 arrangements, and all employment, termination, severance or other material contracts or agreements to which the Company or any of its Subsidiaries is a party that are not terminable at will, on less than ninety (90) days’ notice or on payment of less than sixty (60) days’ severance, or with respect to which the Company or any of its Subsidiaries has or could have any liability or potential liability or which are maintained, contributed to or sponsored by the Company or any of its ERISA Affiliates for the benefit of any current or former Company Employees (collectively, the “Plans”). (b) Each Plan is in writing. The Seller has furnished to the Buyer a true and complete copy of each such Plan and has delivered to the Buyer a true and complete copy of each material document, if any, prepared in connection with each such Plan, including a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination or opinion letters for each such Plan and the application materials submitted in connection with such determination letters, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan and (vi) all material correspondence to or from any Governmental Authority with respect to any Plan in the past two (2) years. (c) Neither the Company nor any of its ERISA Affiliates have any direct or contingent liability with respect to (i) any plan subject to Title IV of ERISA or Section 412 or 430 of the Code or any multiemployer plan (as defined in Section 3(37) of ERISA); (ii) a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code; or (iii) a “multiple employer plan” (within the meaning of ERISA or the Code). No Plan is (i) a self-funded health or welfare benefit plan; or (ii) any arrangement that provides for or promises retiree medical, disability or life insurance benefits to any current or former employee or officer of the Company or any of its Subsidiaries, except as required pursuant to Section 4980B of the Code or other applicable Laws. (d) Each Plan and all related trusts, insurance contracts and funds have for the past three (3) years been administered and implemented in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each of the Company and its Subsidiaries has for the past three (3) years performed all material obligations required to be performed by it with respect to each Plan and is not in any material respect in default under or in violation under any Plan, nor does the Company have any knowledge of any such default or violation by any other party to any Plan. With respect to each Plan, all required payments, premiums, contributions, distribution or reimbursements for the past three (3) years ending as of the Closing Date have been made within the time prescribed by such Plan or applicable Law and have been properly accrued. (e) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a timely favorable determination or opinion letter from the IRS covering all of the provisions applicable to the Plan for which determination or opinion letters are currently available that the Plan is so qualified. No fact or event has occurred since the date of such determination letter or letters from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust.

32 (f) The Company and each of its Subsidiaries during the past three years have offered affordable, minimum value, employer group medical coverage to all of their full-time, common law employees, within the meaning of the employer shared responsibility regulations promulgated under Code § 4980H for each of the prior three (3) calendar years for which the Company and its Subsidiaries are an “applicable large employer” as that term is defined in Code § 4980H and the regulations thereunder. Further, for the prior three (3) calendar years for which such forms have become due, the Company and each Subsidiary have timely filed their Forms 1094-C and Forms 1095-C with respect to their employer group medical coverage, if required by Law. (g) There has not been any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or which could subject any Plan, the Company or any officer, director or employee of any of the foregoing to a material penalty or Tax under Section 502(i) of ERISA or Section 4975 of the Code. (h) There are no material Actions or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company or any Subsidiary of the Company as the sponsor or fiduciary thereof. (i) Each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has at all times been administered, operated and maintained according to the requirements of Section 409A of the Code. (j) Neither the execution of this Agreement nor the consummation of the Transactions could (either alone or together with any other event) (i) entitle any current or former employee, director, officer, independent contractor or other service provider of the Company or any of its Subsidiaries to any payment or any increase in benefits under any Plan, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such employee, director, officer, independent contractor or service provider, or create any rights in any such person. (k) Neither the Company nor any of its Subsidiaries is obligated to make any payments (whether in cash, in property or in the form of benefits) in connection with the execution and delivery of this Agreement or the consummation of the Transactions, including under any Plan, that (either alone or in conjunction with any other event) could be “excess parachute payments” pursuant to Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any indemnity obligation to make a “gross-up” or similar payment for any Tax imposed pursuant to Section 409A or 4999 of the Code. (l) Each Plan that is subject to the Laws of a jurisdiction outside of the United States (each such plan, a “Foreign Plan” and all such plans, collectively, the “Foreign Plans”) is listed in Section 3.10(a) of the Disclosure Schedules. As regards to each Foreign Plan, the Company and its Subsidiaries have complied in all material respects with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such

33 determinations are required in order to give effect to such Foreign Plan. The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such Foreign Plan. There is no employee, worker, independent contractor or consultant that has any entitlement to any early retirement benefits. If applicable, from and after the Closing Date, Buyer and its Affiliates will receive the full benefit of any funds, accruals, and reserves under any Foreign Plan. Section 3.11 Labor and Employment Matters. (a) Section 3.11(a) of the Disclosure Schedules sets forth, as of the date hereof, a complete and accurate list of all Company Employees, including: (i) each such individual’s name, employer or engaging entity, title, and location; (ii) the status of their engagement (i.e., whether an employee or independent contractor); (iii) whether full- or part- time; (iv) whether active or on leave; (v) classification as exempt or non-exempt from overtime pursuant to the FLSA and any similar Law (including jurisdictions outside of the United States); (vi) the rate of base cash compensation; and (vii) target annual bonus or commission opportunity; provided, however, such information shall exclude the individual’s name and other applicable information and be provided on an anonymized basis if required by applicable Law (including in jurisdictions outside of the United States). (b) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining Contract or works council or similar agreement that pertains to employees of the Company or any of its Subsidiaries. There are no, and, within the last three (3) years, have been no, organizing activities or collective bargaining arrangements that could materially affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries. There is no, and, within the last three (3) years, has been no material labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened union grievances or union representation questions involving employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries have not received any notice that any representation or petition respecting the employees of such entity has been filed with the National Labor Relations Board or any other Governmental Authority. (c) Within the last three (3) years, (i) the Company and each of its Subsidiaries has paid in full to all of its employees, consultants and independent contractors, or adequately accrued for in accordance with GAAP, all wages, salaries, commissions, bonuses, benefits, incentive compensation and other compensation due to or on behalf of all such employees, consultants and independent contractors of the Company and/or its Subsidiaries, (ii) no claim with respect to payment of wages, salary or overtime pay, or violation of any other Law (including in jurisdictions outside of the United States) with respect to wage and hour matters has been asserted, is pending or, to the Knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed or engaged as a contractor by the Company, (iii) the Company and its Subsidiaries have withheld all amounts required by Law (including in jurisdictions outside of the United States) or by agreement to be withheld from the wages, salaries and other payments that have become due and

34 payable to employees; and (iv) the Company and its Subsidiaries have not been liable for any arrears of wages, compensation or related Taxes, penalties, or other sums with respect to its employees. (d) The Company and its Subsidiaries are, and within the past three (3) years have been, in compliance in all material respects with all applicable Laws (including in jurisdictions outside of the United States) and Contracts respecting employment and employment practices, terms and conditions of employment of employees, former employees and prospective employees, including, without limitation, discrimination, harassment and/or retaliation in employment, equal opportunity employment, disability rights, accessibility, maternity, paternity and other parental benefits, pay equity, affirmative action, termination of employment, wages, overtime classification, payment of overtime wages, hours, meal and rest breaks, occupational safety and health, workers’ compensation, employee whistle-blowing, immigration control (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), plant closures and layoffs (including the WARN Act), employee privacy, employee trainings and notices requirements, employee leave issues, unemployment insurance, the payment of social security and other Taxes, and classification of employees and independent contractors (including employee, independent contractor classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act (“FLSA”) and applicable state and local Laws, and similar Laws in jurisdictions outside of the United States). No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. (e) Within the last three (3) years, there have been no pending or, to the Knowledge of the Company, threatened charges, complaints, arbitrations, audits, or investigations before any Governmental Authority brought against the Company and/or its Subsidiaries by or on behalf of any current or former Company Employee (or any person alleging to be a Company Employee), any applicant for employment, any class of the foregoing, or any Governmental Authority, that involve the labor or employment relations and practices of the Company and/or its Subsidiaries. (f) To the Company’s Knowledge, no Company Employee is, with respect to his or her employment or engagement by, or relationship with, the Company and/or its Subsidiaries, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant or similar obligation (i) owed to the Company and/or its Subsidiaries; or (ii) owed to any third party with respect to such Person’s employment or engagement by the Company and/or its Subsidiaries. Within the last three (3) years, no third party has, in writing, made an allegation, asserted or, to the Company’s Knowledge, threatened to assert any suit, claim or action against the Company and/or its Subsidiaries to the effect that the Company and/or its Subsidiaries have hired or engaged any employee, consultant or independent contractor in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant or similar obligation.

35 (g) Within the past three (3) years, neither the Company nor any of its Subsidiaries is, or has been, a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. (h) To the Knowledge of the Company, no Company Employee has received an offer to join a business that may be competitive with the Company’s and/or its Subsidiaries’ respective businesses. As of the date hereof, no executive employee, consultant or independent contractor of the Company and/or its Subsidiaries has given written notice of termination to the Company and/or its Subsidiaries, nor does the Company otherwise have Knowledge, as of the date hereof, that any executive employee, consultant or independent contractor intends to terminate his or her employment, consulting or independent contractor relationship with the Company and/or its Subsidiaries other than pursuant to the standard expiration terms of any applicable service agreement. (i) As of the date hereof: (i) the employment of each Company Employee is “at will” and neither the Company nor any of its Subsidiaries has an obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees and/or any payment of severance or other compensation or consideration in connection with such termination of employment; (ii) the Company and its Subsidiaries have not entered into any Contract that obligates or purports to obligate the Company to make an offer of employment to any present or former employee, consultant or independent contractor of the Company; and (iii) the Company has not promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee, consultant or independent contractor of the Company of any terms or conditions of employment with the Company and/or the Buyer following the Closing Date. (j) Within the last three (3) years, the Company and its Subsidiaries have not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law (including in jurisdictions outside of the United States) (collectively, the “WARN Act”). (k) The Company has delivered to Buyer accurate and complete copies of: (i) form restrictive covenant agreements (including but not limited to agreements containing confidentiality, noncompetition, nonsolicitation or invention assignment provisions); (ii) bonus plans and award agreements; (iii) a schedule of bonus commitments made to Company Employees; and (iv) all employee manuals, handbooks and other policies applicable to Company Employees. (l) Within the past three (3) years, the Company and its Subsidiaries have not: (i) received written notice of any complaints, claims, allegations or other contentions concerning or regarding discrimination, harassment, retaliation or other misconduct based on any characteristic protected under applicable Law (including, without limitation, sexual harassment, sexual misconduct and/or sex-based discrimination), which were made by or against, or otherwise involved any act or omission of, any director, officer, executive, or employee (collectively, “Discrimination Complaints”) (nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries been notified verbally of any Discrimination Complaints); or

36 (ii) entered into a settlement of, or made any payment arising out of or in any way related to, any Discrimination Complaint. (m) The Company and its Subsidiaries have not received, during the prior three (3) years, any notice from any Governmental Authority that the Company and/or its Subsidiaries are or may be in violation of any Law pertaining to immigration control, visa requirements or other applicable immigration requirements or that any current, former employee, agent or contractor of the Company or its Subsidiaries are or were not legally authorized to be employed in the country and state in which they are providing services, and there is no pending or, to the Knowledge of the Company, threatened, charge or complaint under any Law pertaining to immigration control, visa requirements or other applicable immigration requirements. Section 3.12 Title to Assets. The Company and its Subsidiaries have good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice. None of the assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for Taxes not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ and landlords’ liens or other like Encumbrances arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and that are not, individually or in the aggregate, material to the business of the Company, (iii) Encumbrances set forth in any title policy or title report or survey with respect to the Leased Real Property that, individually or in the aggregate, do not and would not reasonably be expected to impair in any material respect the use in the normal and usual conduct of business or value of the assets to which they relate, (iv) easements, rights of way, zoning ordinances and other similar Encumbrances (including conservation easements and public trust easements, rights-of-way, road use agreements, covenants, conditions, restrictions, reservations, licenses, agreements and other matters of record) as to the use of the Leased Real Property that do not materially interfere with the use of the assets of the Company or its Subsidiaries in the normal and usual conduct of business, (v) all registered and unregistered municipal agreements and agreements with public and private utilities, provided the same have been complied with by the Company in all material respects to the Closing Date and that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole, (vi) Encumbrances approved in writing by the Buyer, or (vii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (collectively, “Permitted Encumbrances”). All equipment and other items of tangible personal property and fixed assets of the Company and its Subsidiaries are in the aggregate in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are in all respects usable in the regular and ordinary course of business, in each case, as would be material to the business of the Company and its Subsidiaries taken as a whole. This Section 3.12 does not relate to real property or interests in real property, such items being exclusively the subject of Section 3.13, or to Intellectual Property, such items being exclusively the subject of Section 3.14.

37 Section 3.13 Real Property. The Company does not own any real property. Section 3.13 of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all Leased Real Property, including the street address of each parcel thereof. Each of the Company and its Subsidiaries has good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no material default beyond applicable notice and cure periods under any such lease by the Company, any of its Subsidiaries, and to the Knowledge of the Company, there exists no event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company or any of its Subsidiaries. None of the Leased Real Property is subject to any lease, license, sublease or other occupancy agreement pursuant to which a third party is granted the right to use such Leased Real Property. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice of a material violation of applicable Laws with respect to the Leased Real Property that has not been cured. Section 3.14 Intellectual Property. (a) Section 3.14(a) of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all Owned Intellectual Property that is currently registered with a Governmental Authority, including any pending applications to register any of the foregoing (“Registered IP”), and all material unregistered Trademarks that constitute Owned Intellectual Property. (b) The Registered IP is subsisting, and the Owned Intellectual Property is valid and enforceable. Neither the Company nor any of its Subsidiaries has received in the past two (2) years any written notice or claim challenging the validity or enforceability of any Registered IP that has registered or issued and, to the Knowledge of the Company, there is no basis for any such notice or claim. All required filings and fees related to the Registered IP have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Registered IP is otherwise in good standing. (c) Section 3.14(c) of the Disclosure Schedules sets forth all Contracts in which Licensed Intellectual Property that is necessary for or otherwise material to the conduct of the business of the Company or its Subsidiaries (other than commercially available “off-the- shelf” software, Open Source Software, ancillary licenses and licenses provided by vendors or service providers having an annual value of less than $50,000) is licensed to Company or its Subsidiaries (“Inbound Licenses”). The Company has made available to Buyer true and complete copies of all Inbound Licenses, including all modifications, amendments and supplements thereto. Each Inbound License is valid and binding on Company in accordance with its terms and is in full force and effect. The Company is not in material breach of or default under (or is alleged to be in breach of or default under), nor has Company provided or received any notice of breach or default of or any intention to terminate, any Inbound License. No other party to any Inbound License is, to the Knowledge of the Company, in material breach of or default thereunder (or is alleged to be in material breach of or default thereunder). The Company and its Subsidiaries have not granted any right, license or other interest in or to any Company Commercial Software or Owned Intellectual Property to any Person except non-exclusive licenses granted in the ordinary course of business to customers, OEMs, resellers, distributors,

38 vendors, and service providers of the Company or its Subsidiaries, in the ordinary course of business (“Outbound Licenses,” and together with the Inbound Licenses, the “IP Licenses”). (d) The Company and its Subsidiaries exclusively own all right, title and interest in and to the Owned Intellectual Property free and clear of Encumbrances, except for Permitted Encumbrances. The Owned Intellectual Property, together with the Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to an Inbound License, constitutes (other than commercially available “off-the-shelf” software that is used by the Company or any of its Subsidiaries) all Intellectual Property used in, material to or otherwise necessary for the operation of the business of the Company and its Subsidiaries as it is currently conducted and currently proposed to be conducted. (e) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of any Owned Intellectual Property or Licensed Intellectual Property licensed under Inbound Licenses, (ii) an Encumbrance or restriction on any Owned Intellectual Property, (iii) a breach of any Inbound License, (iv) the release or delivery of any Owned Intellectual Property (including, without limitation, disclosure of any Source Code pursuant to any escrow agreements) to any other Person, or (v) the grant, assignment or transfer to any other Person of any license or other right or interest under, to, or in any Owned Intellectual Property. (f) Each of the Company and its Subsidiaries has taken reasonable steps in accordance with standard industry practices to protect its rights in the Owned Intellectual Property and maintain the confidentiality of all information that constitutes a Trade Secret of the Company or any of its Subsidiaries. All current and former employees of the Company who are or have been involved in, or who have contributed to, the creation or development of the products of the Company or its Subsidiaries or any Owned Intellectual Property have executed and delivered to the Company a valid and enforceable written Contract that protects all Trade Secrets and confidential information of the Company and its Subsidiaries. To the Knowledge of the Company, no material unauthorized disclosure of any Trade Secrets included in the Owned Intellectual Property has occurred. All material Owned Intellectual Property developed by or for the Company or any of its Subsidiaries was conceived, invented, reduced to practice, authored or otherwise created by either employees of the Company or its Subsidiaries acting within the scope of their employment, or independent contractors of the Company or any of its Subsidiaries pursuant to agreements containing an assignment of Intellectual Property to the Company or any of its Subsidiaries. All current and former employees, officers, directors, agents, consultants and contractors who have contributed to or participated in the creation or development of any Intellectual Property for or on behalf of the Company or its Subsidiaries, or any predecessor in interest thereto has executed an assignment in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such material. (g) Neither the operation of the business operations of the Company or its Subsidiaries, nor the use of any Owned Intellectual Property, has infringed, misappropriated or otherwise violated, or infringes, misappropriates or violates, the Intellectual Property rights of any Person. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Owned Intellectual Property. Neither the Company nor any of its

39 Subsidiaries has sent or received any written notice or claim in the past two (2) years asserting or suggesting that any such infringement, misappropriation or violation has occurred. (h) Section 3.14(h) of the Disclosure Schedules lists all Company Commercial Software. The Company or one of its Subsidiaries exclusively owns (free and clear of all Liens), or has the right, pursuant to a valid and enforceable written license, lease or other agreement, to use, all material Software used by the Company. None of the Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “ransom-ware,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions (other than code included in the Company Software by the Company in compliance with all applicable Laws for license management or digital rights management): (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other Software or device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent. The Company and its Subsidiaries possess all Source Code for all Company Commercial Software and no Source Code for any such Software has been delivered, licensed or made available to any escrow agent or other Person other than employees and contractors of the Company and its Subsidiaries involved in the development of Company Software pursuant to an agreement entered into by the Company and its Subsidiaries, on the one hand, and such employees and contractors, on the other hand, in the ordinary course of business, containing commercially reasonable confidentiality protections limiting the use and disclosure of such Source Code. The Company and its Subsidiaries do not have any duty or obligation (whether present, contingent or otherwise) to delivery, license or make available the Source Code for any Company Commercial Software to an escrow agent or other Person. (i) None of the Company Commercial Software was developed with or contains, incorporates, links or calls to, are distributed with, or otherwise use any Open Source Software. The Company and its Subsidiaries have not used any Open Source Software in any manner that (i) requires the disclosure or distribution in source code form of any Owned Intellectual Property, including any portion of any Company Commercial Software, other than such unmodified Open Source Software, (ii) requires the licensing of any Company Commercial Software other than such Open Source Software, for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution of any Owned Intellectual Property, including any portion of any Company Commercial Software, (iv) creates any obligation for the Company or any of its Subsidiaries with respect to Owned Intellectual Property, including any portion of any Company Commercial Software, or grants to any third Person, any rights or immunities under any Owned Intellectual Property, including any portion of any Company Commercial Software, or (v) imposes any other limitation, restriction or condition on the right of the Company or its Subsidiaries to use or distribute any Owned Intellectual Property, including any portion of any Company Commercial Software. (j) All of the Company Systems: (i) are adequate in all material respects for the operation of the business of the Company and its Subsidiaries as currently conducted (ii) are in reasonably satisfactory working order and are scalable to meet current capacity, including the ability to process current and anticipated peak volumes in a timely manner; (iii) have commercially reasonably appropriate security, back-ups, disaster recovery arrangements, and

40 hardware and software support and maintenance to minimize the risk of material error, breakdown, failure or security breach occurring and to ensure if such event does occur it does not cause a material disruption to any portion of the business operations of the Company; and (iv) do not contain viruses, Trojan horses, back doors or other malicious code and have not suffered any failures, breakdowns, continued substandard performance or other adverse events that have caused the substantial disruption or interruption in or to the use of such IT Systems and/or the conduct of the business operations of the Company. The Company and its Subsidiaries have taken commercially reasonable measures to protect the integrity of the Company Systems and, to the Knowledge of the Company, there are (i) no material failures, outages, or substandard performances with respect to the Company Systems; or (ii) material security breaches of, or other material unauthorized access to, any Company Systems. (k) The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, acts in compliance therewith, and has taken commercially reasonable steps to test such plans and procedures on a periodic basis. Section 3.14(k) of the Disclosure Schedules sets forth any incidences of security breaches with respect to the IT Systems and Covered Products since January 1, 2019, and describes how the security breach was discovered and resolved. (l) No government funding, facilities or equipment of a university or other educational institution or research center, or funding from third parties was used in the development of the Software owned by the Company or its Subsidiaries or any other Owned Intellectual Property, and no such entity has any claim or right to or in the Software or Owned Intellectual Property. No current or former employee, consultant or independent contractor of the Company or its Subsidiaries who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property, performed services for the government, a university or other educational institution or a research center, pursuant to an agreement or in a manner that has resulted in the grant of any ownership rights or license in any Owned Intellectual Property to such government, university or other educational institution or research center. Neither the Company nor its Subsidiaries is or ever was a member in, a contributor to, or a participant in any industry standards body or similar organization that could require or obligate the same to grant or offer to any other Person any license or right to any Owned Intellectual Property. Section 3.15 Taxes. (a) The Company and its Subsidiaries have filed all income Tax Returns and all other material Tax Returns required to have been filed by them, all such Tax Returns are accurate and complete in all material respects. The Company and its Subsidiaries have paid all Taxes owed by them (whether or not shown as due on any Tax Return). (b) The Company and its Subsidiaries have withheld all material Taxes required to be withheld by them, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. (c) As of the date of this Agreement, there are no (i) unpaid deficiencies or assessments for Taxes asserted in writing against the Company or any of its Subsidiaries by any

41 Governmental Authority, (ii) ongoing audits or examinations of any of the Tax Returns of the Company or any of its Subsidiaries of which the Company or its Subsidiaries has received notice in writing, and no such audit or examination is threatened for which the Company or any of its Subsidiaries has received notice in writing, or (iii) outstanding requests for information by any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries. (d) Neither the Company nor any of its Subsidiaries has received any notice from a Governmental Authority in a jurisdiction where it does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction or is or may be required to file a Tax Return in that jurisdiction. (e) There are no material Encumbrances for Taxes against any of the assets of the Company or any of its Subsidiaries other than Permitted Encumbrances. (f) Neither the Company nor any of its Subsidiaries has been granted and is subject to any waiver of the period of limitations for the assessment of Tax for any currently open taxable period with any Governmental Authority. (g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity or similar agreement and does not have any liability for the Taxes of any Person as a transferee or successor, by contract or otherwise, except, in each case, for any contract entered into in the ordinary course of business the principal subject matter of which is not Taxes. (h) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a U.S. federal income Tax Return (other than a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any corresponding provision of state, local or foreign Tax Law applicable to the Company and its Subsidiaries. (i) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Section 6707A of the Code or Treasury Regulation Section 1.6011-4. (j) Within the last two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. (k) Neither the Company nor any of its Subsidiaries have ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (l) The Company and its Subsidiaries have been classified as C–corporations since their respective formation dates. (m) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any

42 taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. The Company will not have to pay any Tax after the Closing as a result of Section 965 of the Code. (n) The Company and its Subsidiaries have properly collected and remitted all material sales and similar Taxes with respect to sales made to their customers or have properly received and retained any appropriate tax exemption certificates and other documentation for all material sales made without charging or remitting sales or similar Taxes that qualify such sales as exempt from sales and similar Taxes. (o) Neither the Company nor any of its Subsidiaries has ever (i) entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8 or (ii) transferred an intangible the transfer of which would be subject to the rules of section 367(d) of the Code. The Company has properly included all items of income with respect to any Subsidiary that constitutes subpart F income within the meaning of section 953 of the Code and has properly included in income all items of income with respect to any Subsidiary that constitutes global intangible low-taxed income within the meaning of Section 951A(b) of the Code. No Subsidiary of the Company owns (directly or indirectly) an “investment in United States property” for purposes of section 956 of the Code. (p) Neither the Company nor any of its Subsidiaries has sought any deferral of any Tax pursuant to the CARES Act. (q) Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth above in this Section 3.15 shall constitute the sole and exclusive representations and warranties made by the Company with respect to Taxes, and no other representation or warranty contained in any other section of this Agreement shall be deemed to be made with respect to Tax matters, and (ii) neither the Company nor any of its Subsidiaries makes any representation or warranty with respect to (a) the existence availability, amount, usability or limitation (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss carryforward, basis amount or other Tax attributes of the Company or its Subsidiaries after the Closing Date or (b) any Taxes for any Post-Closing Tax Period or any Tax position that the Buyer or any of its Affiliates (including the Company and its Subsidiaries, following the Closing) may take in respect of the Company or its Subsidiaries after the Closing Date.

43 Section 3.16 Material Contracts. (a) Section 3.16(a) of the Disclosure Schedules lists all of the following Contracts to which the Company or any of its Subsidiaries is a party to and which are currently in effect as of the date hereof, or by which any of its or their properties or assets are otherwise bound or under which there are outstanding obligations (such Contracts being “Material Contracts”): (i) any Contracts with any of the Top Customers; (ii) any Contracts with any of the Top Suppliers; (iii) any Contract relating to or evidencing Indebtedness; (iv) any Contract with any Related Party of the Company or any of its Subsidiaries, other than any Contracts entered into with any Company Employee related to their engagement or employment by the Company (including, without limitation, termination of such engagement or employment) or any of its Subsidiaries; (v) (A) any Contract that materially limits, or purports to materially limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or that materially restricts the right of the Company and its Subsidiaries to sell to or purchase from any Person or to hire any Person; (B) any Contract in which the Company or any of its Subsidiaries has granted “exclusivity” or that requires the Company or such Subsidiary to deal exclusively with, or grant exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other Person; (C) any Contract that includes minimum purchase obligations on the part of the Company or any of its Subsidiaries that exceeds $500,000 in any calendar year to the extent the contract is not terminable without penalty on ninety (90) days’ or shorter notice; or (D) any Contract containing a “most-favored-nation,” “best pricing” or other similar term or provision by which another party to such contract or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person; (vi) any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, or holds, uses or makes available for use to any Person, (A) any real property or (B) any tangible personal property and, in the case of clause (A), that involves an aggregate annual rent in excess of $500,000 and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $500,000; (vii) any Contract entered into by the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary acquired, disposed of or sold any operating business, material assets or any other Person, or any material part thereof (whether by merger, purchase or sale of equity securities, recapitalization, purchase of assets or otherwise), which contains any ongoing liabilities or obligations on the part of any party thereto;

44 (viii) (A) any Contract creating or purporting to create any joint venture, material partnership, strategic alliance or other similar agreements, including any Contracts involving any sharing of profits or losses by the Company or any of its Subsidiaries with any third party; or (B) any Contract that provides for “earn-outs” or other similar contingent payments by or to the Company or any of its Subsidiaries for the deferred purchase price of property or services; (ix) the Current Government Contracts; (x) any Contract involving commitments to make capital expenditures or to contract, purchase or sell assets involving $200,000 or more individually in any calendar year; (xi) any lease, sublease, rental or occupancy agreement, including any modifications or amendments thereto, under which the Company or any of its Subsidiaries is lessee or lessor of, or owns, uses or operates any leasehold or other interest in any real property; (xii) any power of attorney granted by the Company or any of its Subsidiaries that is currently in effect, other than as entered into in the ordinary course of business in connection with the operations of the Company’s foreign Subsidiaries and do not materially impair the operations of the Company’s foreign Subsidiaries; (xiii) any Contract for the employment or engagement of any former (to the extent of any ongoing obligations) or current officer, employee, independent contractor, Company Employee or other Person on a full-time, part-time, temporary or consulting basis (A) providing for aggregate annual compensation in excess of $200,000, (B) that involves the payment of severance, change of control, retention or similar types of payment by the Company, or (C) may not be terminated by the Company or such Subsidiary upon thirty (30) days’ or less advance notice and without penalty, severance, or other liability; (xiv) any deferred compensation, severance, separation, bonus, retention, retirement, change in control, or other similar Contract or Plan involving actual or anticipated consideration or providing for any grant of any compensation or benefits, or any acceleration of any vesting period, following a change in control of the Company or any of its Subsidiaries, whether alone or in conjunction with any other event; (xv) any material consulting agreement, independent contractor agreement, or any other Contract for consulting or independent contractor services with any individual independent contractor or consultant, whether doing business as an entity or not; (xvi) any collective bargaining agreement, labor Contract or other Contract with any labor union or organization; (xvii) any staffing agreement or any other agreement whereby the Company or any of its Subsidiaries retains the services of any staffing agency or professional employer organization; (xviii) the IP Licenses;

45 (xix) any Contract that requires the Company or any of its Subsidiaries to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; and (xx) any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person, other than as entered into in the ordinary course of business. (b) Each Material Contract is a legal, valid, binding and enforceable agreement of the Company or its Subsidiary party thereto and is in full force and effect except that such enforcement may be limited by the Bankruptcy and Equity Principles. None of the Company, any of its Subsidiaries or, to Knowledge of the Company, each of the other parties thereto is in material breach of or material default under (or is alleged to be in material breach of or material default under), or has provided or received any written or, to the Knowledge of the Company, verbal notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of material default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. Section 3.17 Affiliate Interests and Transactions. (a) No Related Party of any of the Seller, the Company or any of its Subsidiaries: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any supplier, licensor, lessor, distributor, independent contractor or customer of the Company or any of its Subsidiaries or their business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries; or (iii) has or has had any business dealings in any transaction with the Company or any of its Subsidiaries or involving any assets or property of the Company or any of its Subsidiaries, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms. (b) There are no Contracts by and between the Company or any of its Subsidiaries, on the one hand, and Seller or any Related Party of any of the Seller, the Company or any of its Subsidiaries, on the other hand, pursuant to which the Seller or such Related Party provides or receives any information, assets, properties, support or other services to or from the Company or any of its Subsidiaries (including Contracts relating to billing, financial, tax, accounting, data processing, human resources, administration, legal services, information technology and other corporate overhead matters). (c) There are no outstanding notes payable to, accounts receivable from or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a debtor or creditor of, or has any liability or other obligation of any

46 nature to, the Seller or any Related Party of any of the Seller, the Company or any of its Subsidiaries. Section 3.18 Customers and Suppliers. Section 3.18(a) of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of the top ten (10) customers of the Company and its Subsidiaries by aggregate annual recurring revenue for each of the fiscal years ended January 31, 2021 and January 31, 2022 (“Top Customers”). Neither the Company nor any of its Subsidiaries has received any written notice that any of such Top Customers has ceased, or intends to cease after the Closing, or intends to materially reduce, the use of products or services of, or otherwise terminate or materially reduce its relationship with, the Company or its Subsidiaries. Section 3.18(b) of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of the top ten (10) suppliers of the Company and its Subsidiaries by aggregate spend for each of the fiscal years ended January 31, 2021 and January 31, 2022 (“Top Suppliers”). Neither the Company nor any of its Subsidiaries has received any written notice that any of such Top Suppliers has ceased, or intends to cease after the Closing, or intends to materially reduce, the supply of products or services to, or otherwise terminate or materially reduce its relationship with, the Company or its Subsidiaries. Section 3.19 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Seller, the Company or any of its Subsidiaries. Section 3.20 Government Contracts. (a) Section 3.20(a) of the Disclosure Schedules lists all: (i) Government Contracts the period of performance of which has not yet expired or terminated or for which final payment has not yet been received, in each case, exceeding annual recurring revenue of $250,000 (the “Current Government Contracts”), and (ii) Government Contracts pursuant to which the Company and its Subsidiaries is currently or is reasonably likely to experience cost, schedule, technical or quality problems that would reasonably be likely to result in claims against the Company (or its respective successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor. The Company has delivered to the Buyer true and complete copies of all Current Government Contracts and of all Government Contract Bids, including any and all amendments and other modifications thereto, and has provided the Buyer with access to true and correct copies of all documentation related thereto; provided, that the Company has not delivered copies of any Current Government Contract whose existence or terms is subject to classified requirements. (b) Each Current Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect. The Current Government Contracts are not currently the subject of bid or award protest proceedings and, to the Knowledge of the Company, no Current Government Contract is reasonably likely to become the subject of bid or award protest proceedings, and no Person has notified the Company that any Governmental Authority, prime contractor or higher-tier subcontractor under a Government Contract intends to cancel or reduce the value of any Current Government Contract or to seek the Company’s agreement to lower rates under any Government Contract or Government Contract Bid.

47 (c) To the Knowledge of the Company, within the last three (3) years, the Company has complied in all material respects with all terms and conditions of each Current Government Contract and Government Contract Bid, and has performed all obligations thereunder. To the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with all statutory and regulatory requirements applicable to each Current Government Contract and Government Contract Bid. To the Knowledge of the Company, the representations, certifications and warranties related to each Government Contract and Government Contract Bid were accurate in all material respects as of their effective date and remain accurate or have been updated as circumstances permit, and the Company has complied in all material respects with all such representations, certifications and warranties. The Company has not received any past performance evaluation or rating with less than a “satisfactory” rating for any performance element that could reasonably be expected to adversely affect the evaluation of the Company’s bids or proposals for future Government Contracts. There has not been any material withholding or setoff related to any Current Government Contract. (d) With respect to the Current Government Contracts, no Governmental Authority, prime contractor, or higher-tier subcontractor under a Government Contract, nor any other Person, has notified in writing or, to the Knowledge of the Company, notified verbally, the Company of any actual or alleged violation or breach in any material respect of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification. (e) None of the Current Government Contracts listed in Section 3.20(a) of the Disclosure Schedules was awarded on the basis of its status as (i) a Small Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 121); (ii) a Small Disadvantaged Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 124); or (iii) a Service-Disabled Veteran-Owned Small Business or a Veteran- Owned Small Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 125). Each representation and/or certification made by the Company and its Subsidiaries or incorporated into any Government Contract or Government Contract Bid that pertains to any size status or other preferential status was current and accurate as of its effective date. The Company and its Subsidiaries have complied with all Laws that require the Company or any of its Subsidiaries to provide notice or acknowledgement of any change in size status or preferential status. (f) Neither the Company nor any of its Subsidiaries has taken any action or is party to any litigation that could reasonably be expected to give rise to: (i) liability under the False Claims Act, (ii) a claim for price adjustment under the Truthful Cost or Pricing Data Act or FAR Part 31 cost principles, (iii) any other request for a reduction or cost adjustment in the price of any Government Contracts. There exists no basis for a claim of any liability of the Company by any Governmental Authority due to defective cost or pricing data, or other than certified cost or pricing data. The Company and its Subsidiaries are not aware of any allegation, act, or omission arising under, or relating to any potential liability under (i), (ii) or (iii) above, and none of the Company and its Subsidiaries have not made a voluntary or involuntary disclosure to any Governmental Authority.

48 (g) Within the last three (3) years, neither the Company nor its Subsidiaries have received any written or, to the Knowledge of the Company, verbal show cause, cure, deficiency, default, termination, or similar notice relating to any Current Government Contract. No termination for default or convenience, cure notice, or show cause notice has been issued or threatened, in writing or verbally, with respect to any Current Government Contract or Government Contract Bid, and no event, condition or omission has occurred or exists that would constitute grounds for such action. (h) Within the last three (3) years, neither the Company nor any of its Subsidiaries have not received any written or, to the Knowledge of the Company, verbal notice of any outstanding claims or contract disputes relating to any Government Contract or Government Contract Bid. To the Knowledge the Company, no facts or circumstances exist that would reasonably be expected to result in any Governmental Authority providing any such notice in the future. (i) None of the Company, the Company’s other affiliates, their respective Principals (as defined at FAR 2.101) or, to the Knowledge of the Company, any managers, employees or agents, have been debarred, suspended or proposed for suspension or debarment, declared nonresponsible or ineligible or otherwise excluded from participation in the award of any Government Contract. No written or oral notice has been received by the Company that debarment, suspension or exclusion proceeding has been initiated against the Company, any affiliate of the Company, their respective Principals or, to the Knowledge of the Company, any managers, employees, or agents in connection with the performance of their duties for or on behalf of the Company or any affiliate of the Company. No circumstances exist that would warrant or give rise to the institution of suspension or debarment proceedings against the Company, any affiliate of the Company or, to the Knowledge of the Company, any of their respective principals or any manager, employee, or agent. (j) No negative determination of responsibility has been made or issued against the Company with respect to any Current Government Contract or Government Bid. (k) Except for any audit, inspection, investigation or examination in the ordinary course of business and not with respect to any alleged irregularity, misstatement or omission arising in any Government Contract or Government Contract Bid: (i) the Company and its Subsidiaries have not undergone or is not currently undergoing any audit, review, inspection, investigation, survey or examination of records relating to any Government Contract; (ii) the Company and its Subsidiaries have not conducted any internal investigation or audit in connection with which the Company or its Subsidiaries have used any legal counsel, auditor, accountant, or investigator; (iii) the Company and its Subsidiaries have not received written notice of, and the Company has not undergone, any investigation or review relating to any Government Contract; (iv) no such audit, review, inspection, investigation, survey or examination of records is threatened or pending; (v) the Company has not received any official notice that it is or was being specifically audited or investigated by any Governmental Authority; and (vi) the Company has not received any written notice or otherwise become aware that any audit, review, inspection, investigation, survey or examination of records has revealed any fact, occurrence or practice that could reasonably be expected to adversely affect the Company.

49 (l) To the Knowledge of the Company, the Company does not perform activities under its Current Government Contracts, and the Company has no other relationships with any other Person, that, under the terms of the Company’s Current Government Contracts, could result in an “organizational conflict of interest” for the Company as defined in Subpart 9.5 of the Federal Acquisition Regulation and agency supplements thereto. (m) Neither the Company nor, to the Knowledge of the Company, any of its affiliates or any of their principals or agents, has been subject to, been charged with, or received notice of any criminal indictment, lawsuit, subpoena, civil investigative demand, discovery request, administrative proceeding, voluntary disclosure, claim, dispute, mediation or arbitration concerning any material violation of any requirement or Law pertaining to a Current Government Contract or Government Contract Bid. (n) No Current Government Contract has incurred or currently projects losses or cost overruns, nor will any Government Contract Bid or other bid, offer or proposal, if accepted or entered into, obligate the Company or its Subsidiaries to process, manufacture or deliver products or perform services that could reasonably be expected to incur, or currently project, losses. The Company and its Subsidiaries are not subject to any “forward pricing” regulations. (o) The Company and its Subsidiaries have not assigned, conveyed or transferred, or agreed to assign, convey or transfer, any Current Government Contract or any associated receivable or revenue under any Current Government Contract, or Government Contract Bid (if awarded). (p) No personal property, equipment or fixtures are loaned, bailed or otherwise furnished to the Company or any of its Subsidiaries by or on behalf of any Governmental Authority (q) Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any employee, officer or agent of the Company, has violated in any material respects any legal, administrative, or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former government officials or employees. (r) The Company and its Subsidiaries and, to the Knowledge of the Company, each of their employees, officers, and agents, have complied in all material respects with all timekeeping/time recordation requirements applicable to each Government Contract and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to result in an investigation by any Governmental Authority based upon the Company’s or any of its Subsidiaries’ failure to comply with such applicable timekeeping/time recordation requirements. (s) The Company is in compliance with the FAR Ethics Rules in all material respects. To the Knowledge of the Company, there are no facts or circumstances that, with the passage of time or the giving of notice or both, would constitute a violation of the FAR Ethics Rules.

50 (t) The Company and its Subsidiaries have all required data security, cybersecurity, and physical security systems and procedures in place to meet (and the Company and its Subsidiaries comply with) all requirements contained in the applicable Current Government Contracts and by Law. To the Knowledge of the Company, the Company and its Subsidiaries have not experienced any breach of data security or cybersecurity, whether physical or electronic. Any data security, cybersecurity or physical security breaches related to any Government Contract has been reported to any applicable Governmental Authority or higher tier contractor as required. (u) The Company and its Subsidiaries are in compliance in all material respects with all national security obligations, including (to the extent applicable) those specified in the NISPOM and related security regulations. Neither the Defense Counterintelligence and Security Agency of the U.S. Department of Defense under the NISPOM nor any other Governmental Authority has, within the last three (3) years, issued to the Company or its Subsidiaries any adverse findings or determinations in writing relating to the Company’s handling of classified or Controlled Unclassified Information (as defined in Executive Order 13556). To the Knowledge of the Company, there is no existing information, fact, condition, or circumstance that would reasonably be expected to cause the Company to lose any facility security clearance. (v) Section 3.20(v) of the Disclosure Schedules sets forth, to the extent permitted by applicable Law, a true and complete list of) all facility security clearances (“FCLs”) held by the Company. The FCLs set forth on Section 3.20(v) of the Disclosure Schedules are valid and in full force and effect and constitute all FCLs necessary for the performance of the Current Government Contracts. Section 3.21 Data Protection and Privacy. (a) The Company and its Subsidiaries are, and for the past three (3) years have been, in material compliance with all Privacy and Security Requirements. To the Knowledge of the Company, there is no pending, nor has there been, in the past three (3) years, any complaint, audit, proceeding, investigation, or claim against the Company or its Subsidiaries initiated by (i) any person or entity; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other governmental entity, foreign or domestic; or (iv) any regulatory or self-regulatory entity alleging that any processing of the Company or its Subsidiaries: (x) is in material violation of any applicable Privacy and Security Requirements, (y) is in material violation of any Contract to which the Company is a party that is applicable to the Processing of Personal Data (collectively, “Privacy Agreements”), or (z) is in material violation of any Privacy and Information Security Policies. (b) The Company maintains written policies relating to processing of Personal Information, including, without limitation, a publicly posted website privacy policy, mobile application privacy policy, and a written information security program that includes appropriate written information security policies (collectively, “Privacy and Information Security Policies”). The Company has made available to the Buyer a true, correct, and complete copy of each Company Privacy and Information Security Policy currently in effect. The Company is, and always has been, in compliance with all such Privacy and Information Security Policies.

51 (c) Company does not sell, rent, or otherwise make available any Personal Information to non-affiliated third parties for the third parties’ own use. Other than as constrained by Company’s privacy policies and by applicable Privacy and Security Requirements, the Company is not materially restricted in its use or distribution of Personal Information collected by the Company. (d) The Company and its Subsidiaries take commercially reasonable steps (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures with respect to administrative, technical and physical security) designed to protect the confidentiality, integrity, and security of all Personal Information and any confidential business information in its possession or control against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. The Company contractually requires all material third parties, including vendors, affiliates, and other persons providing services to the Company that have access to or receive Personal Information from or on behalf of the Company to comply with all applicable Privacy and Security Requirements, and to take commercially reasonable steps designed to ensure that all Personal Information in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. (e) For the past three (3) years, there has been no material Data Breach of the Company or its Subsidiaries. To the Knowledge of the Company, for the past three (3) years, neither the Company nor its Subsidiaries have provided any notices to, nor have they been required to provide any such notices to, any Person as a result of any Data Breach. To the Knowledge of the Company, no third-party processing Personal Information on behalf of Company has experienced a Data Breach affecting Company Personal Information. Neither the Company, its Subsidiaries, nor any third party acting at their direction or authorization has paid any perpetrator of any actual or threatened Data Breach or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack. (f) Company has provided notifications to, and has obtained consent from, Persons regarding its Processing of Personal Information where such notice or consent is required by Privacy and Security Requirements. The Company has collected all Personal Information in material accordance with its Privacy and Information Security Policies, and Company’s collection of such Personal Information or any other data from third parties is in material accordance with any requirements from such third parties, including written website terms and conditions. To the Knowledge of the Company, it has provided all notices and obtained all consents materially required in connection with any use of cookies, device or browser, cross-device tracking, or other user, device, account, or other tracking technology or similar technology, in connection with the use of such technologies in accordance with Privacy and Security Requirements. (g) Neither the execution, delivery, or performance of this Agreement or the other operative documents nor the consummation of the transactions contemplated in this Agreement of the other operative documents, or the transfer of any or all Personal Information to Buyer and Buyer’s use of any or all of such Personal Information will materially violate any Privacy and Security Requirements.

52 Section 3.22 No Prior Operations. The Company was formed solely for the purpose of holding the equity securities of MarkLogic Corporation and, since the date of its formation, has not engaged in any business activities or conducted any operations other than holding the equity securities of MarkLogic Corporation and in connection with the Transactions contemplated hereby. The Company has no liabilities. Section 3.23 Insurance. Section 3.23 of the Disclosure Schedules sets forth a true, correct and complete list of all insurance policies and bonds currently maintained by or on behalf of the Company or its Subsidiaries (the policies and bonds required to be set forth thereon, the “Insurance Policies”), indicating the type of coverage and name of insurance carrier or underwriter. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries and sufficient to allow it to replace any of its assets that might be damaged or destroyed. All such Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid, and, neither the Company nor any of its Subsidiary is in default in any material respect with respect to its obligations under any such Insurance Policy. There are no material claims pending under any Insurance Policies as to which coverage has been questioned, denied or disputed in writing, or where available insurance coverage (inclusive of defense expenses) will be exceeded or in respect of which there is an outstanding written reservation of rights. All claims, events, and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such policy. No insurance carrier has provided written notice to the Company that it has cancelled or generally disclaimed coverage or liability under any Insurance Policy or indicated in writing any intent to do so or not to renew any such policy and the Company has not received written notice of a default under, or a termination or cancellation of, any of the Insurance Policies. None of the Insurance Policies are written on a retrospective, audited or similar premium basis. The Company has provided Buyer with copies of all Insurance Policies. Section 3.24 No Other Representations. Other than the representations and warranties made in Article IV, this Article III, or the certificate delivered pursuant to Section 8.3(a) of this Agreement, (i) none of the Company, its Affiliates or any of their respective Representatives has made any representation or warranty, express or implied, at law or in equity, in respect of the Shares, the Company or its Subsidiaries, the properties or assets of the Company or its Subsidiaries or the business of the Company or its Subsidiaries, including as to (A) merchantability or fitness for any particular use or purpose; (B) the operation of the Company or any of its Subsidiaries by the Buyer after the Closing; or (C) the probable success or profitability of the Company or any of its Subsidiaries after the Closing; (ii) none of the Company, its Affiliates or any of their respective Representatives has made any representation or warranty relating to the distribution to the Buyer, its Affiliates or their respective Representatives of, or the Buyer’s, its Affiliates’ or their respective Representatives’ use of, any information relating to the Company and its Subsidiaries, including any information, documents or materials made available to the Buyer, its Affiliates or their respective Representatives, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Buyer or its Affiliates or in any other form in connection with the transactions contemplated by this Agreement, and (iii) none of the Company, its Affiliates or any of their respective Representatives has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts,

53 estimates or budgets made available to the Buyer, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company, its Subsidiaries or their respective businesses (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Buyer, its Affiliates or any of their respective representatives or any other Person, and any such representations or warranties are expressly disclaimed. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto, the Seller, with respect to itself and the Shares owned by it, represents and warrants to the Buyer as of the date hereof and as of the Closing Date, as follows: Section 4.1 Organization. The Seller is duly formed, organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified to conduct business and is in good standing (or its equivalent) in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, as now conducted, makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the Transactions and perform all of its obligations hereunder. Section 4.2 Authority. The Seller has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Seller of the Transactions have been duly and validly authorized by all necessary action on the part of the Seller. No other company proceedings on the part of the Seller are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the Transactions. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by such Seller, as applicable, and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller, in accordance with their respective terms, except that such enforcement may be limited by Bankruptcy and Equity Principles. Section 4.3 No Conflict; Required Filings and Consents.

54 (a) The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Seller; (ii) conflict with or violate any Law applicable to the Seller or by which any property or asset of the Seller is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any right of termination, amendment, acceleration or cancellation of, allow the imposition or any fees or penalties or require the making of any payment, or result in the creation of any Encumbrance on any property, asset or right of the Company or any of its Subsidiaries pursuant to, any material Contract to which the Seller is a party or by which the Company or any of its Subsidiaries or any of their respective properties, assets or rights are bound or affected, except as would not, individually or in the aggregate, be material. (b) The Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the Transactions, except for (i) any filings required to be made under the HSR Act, (ii) any filings required under foreign direct investment Laws, (iii) such filings as may be required by any applicable federal or state securities or “blue sky” Laws, and (iv) any such filings, notices, authorizations, approvals, orders, permits or consents that would not, individually or in the aggregate, be material to the Seller. Section 4.4 Shares. The Seller is the record and beneficial owner of the Shares set forth opposite the Seller’s name on Error! Reference source not found., free and clear of all Encumbrances. The Seller has the right, authority and power to sell, assign and transfer the Shares to the Buyer. Seller is not a party to any option, warrant, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Shares. Upon delivery of the Shares at the Closing, the Buyer shall acquire such Shares free and clear of any Encumbrance other than any Encumbrances created by the Buyer. Section 4.5 Litigation. (a) There is no Action pending or, to the Knowledge of the Company, threatened against the Seller that challenges or seeks to prevent, enjoin or otherwise delay, or could have the effect of preventing, enjoining, delaying, making illegal or otherwise interfering with, the Transactions.

55 (b) There are no orders outstanding from any Governmental Authority and no unsatisfied judgments, penalties or awards against or affecting the Seller, the Company or any of its Subsidiaries or any of their respective properties or assets, except where such orders or judgements, penalties, or awards would not, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the Transactions and perform all of its obligations hereunder. Section 4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Seller, the Company or any of its Subsidiaries. Section 4.7 No Other Representations. (a) Other than the representations and warranties made in Article III, this Article IV, or the certificate delivered pursuant to Section 8.3(a) of this Agreement, (i) none of the Seller, its Affiliates, or any of their respective Representatives has made any representation or warranty, express or implied, at law or in equity, in respect of the Shares, the Company or its Subsidiaries, the properties or assets of the Company or its Subsidiaries or the business of the Company or its Subsidiaries, including as to (A) merchantability or fitness for any particular use or purpose; (B) the operation of the Company or any of its Subsidiaries by the Buyer after the Closing; or (C) the probable success or profitability of the Company or any of its Subsidiaries after the Closing; (ii) none of the Seller, its Affiliates or any of their respective Representatives has made any representation or warranty relating to the distribution to the Buyer, its Affiliates or their respective Representatives of, or the Buyer’s, its Affiliates’ or their respective Representatives’ use of, any information relating to the Company and its Subsidiaries, including any information, documents or materials made available to the Buyer, its Affiliates or their respective Representatives, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Buyer or its Affiliates or in any other form in connection with the transactions contemplated by this Agreement, and (iii) none of the Seller, its Affiliates, or any of their respective Representatives has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Buyer, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company, its Subsidiaries or their respective businesses (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Buyer, its Affiliates or any of their respective representatives or any other Person, and any such representations or warranties are expressly disclaimed. (b) Seller, the Company, and their Affiliates and Representatives agree that (i) the representations and warranties expressly set forth in Article V are the exclusive representations and warranties made by Buyer and Buyer is not liable or responsible for any and all liability and responsibility to any party to this Agreement (including its Affiliates and Representatives) or any third party for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) made by Buyer to any party to this Agreement, its Affiliates or Representatives, or any third party other than the

56 representations and warranties of Buyer expressly set forth in Article V of this Agreement made exclusively to Seller, Company, and their Affiliates and Representatives, and (ii) Seller, Company, and their Affiliates and Representatives hereby disclaim any reliance whatsoever on any and all representations or warranties made by Buyer other than the representations and warranties of Buyer expressly set forth in Article V of this Agreement. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer hereby represents and warrants to the Seller as of the date hereof, and as of the Closing Date, as follows: Section 5.1 Organization. The Buyer is a company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Section 5.2 Authority. The Buyer has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Buyer of the Transactions have been duly and validly authorized by all necessary action. No other company proceedings on the part of the Buyer are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the Transactions. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will have been, duly executed and delivered by the Buyer and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will constitute, the legal, valid and binding obligations of the Buyer, as applicable, enforceable against the Buyer, as applicable, in accordance with their respective terms, subject to the Bankruptcy and Equity Principles. Section 5.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or violate the organizational documents of the Buyer; (ii) conflict with or violate any Law applicable to the Buyer; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to Contract to which the Buyer is a party.

57 (b) The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the Transactions, except for (i) any filings required to be made under the HSR Act, (ii) any filings required under applicable foreign direct investment Laws, (iii) such filings as may be required by any applicable federal or state securities or “blue sky” Laws, and (iv) any such filings, notices, authorizations, approvals, orders, permits or consents that would not, individually or in the aggregate, be material to the Buyer. Section 5.4 Non-Foreign Status. The Buyer is not (and will not be following the Closing) a “foreign person” as that term is defined in 31 CFR § 800.224. Section 5.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Buyer. Section 5.6 Buyer Financial Resources. The Buyer has, or has access to, and will have available on the Closing Date, sufficient immediately available funds in cash, to make payment of all amounts to be paid by it hereunder on and after the Closing Date. Section 5.7 Litigation. (a) There is no Action pending or, to the knowledge of the Buyer, threatened against the Buyer that challenges or seeks to prevent, enjoin or otherwise delay, or could have the effect of preventing, enjoining, delaying, making illegal or otherwise interfering with, the Transactions. (b) There are no orders outstanding from any Governmental Authority and no unsatisfied judgments, penalties or awards against or affecting the Buyer or any of its respective properties or assets, except where such orders or judgements, penalties, or awards would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the Transactions and perform all of its obligations hereunder. Section 5.8 Sanctions Compliance. Neither the Buyer nor any of the Buyer’s Subsidiaries, directors or officers, nor, to the knowledge of the Buyer, any of its Affiliates, employees or agents is a Sanctions Target. No portion of the funds used to purchase the Company was sourced or derived, in whole or in part, from activities in violation of Sanctions. Section 5.9 Investment Representations. The Buyer acknowledges that it is relying solely on its own investigation and analysis in entering into the transactions contemplated hereby. The Buyer is knowledgeable about the industries in which the Company and its Subsidiaries operate and is capable of evaluating the merits and risks of the Transactions and is able to bear the substantial economic risk of such investment for an indefinite period of time. The Buyer has been afforded reasonable access to the Books and Records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting a due diligence

58 investigation and has conducted a full due diligence investigation of the Company and its Subsidiaries. Section 5.10 Solvency. Immediately after giving effect to the Transactions, (i) the Buyer, the Company and each of its Subsidiaries will not be insolvent as defined in Section 101 of Title 11 of the United States Code, and (ii) the Buyer will not have incurred debts beyond its ability to pay such debts as they mature. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Buyer or its Subsidiaries (including, after the Closing, the Company and its Subsidiaries). Section 5.11 Tax Representation. The Buyer is a corporation for U.S. federal income tax purposes. Section 5.12 Investigation and Agreement by the Buyer; Non-Reliance; No Other Representations and Warranties. (a) Except for the specific representations and warranties expressly made by the Company in Article III, the Seller in Article IV (in each case, as modified by the Disclosure Schedules) or the certificate delivered pursuant to Section 8.3(a) of this Agreement, the Buyer acknowledges and agrees that it has made its own inquiry and independent investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and their businesses and operations, and, to the best of its knowledge, it has been provided with access to such information about the Company and its Subsidiaries and their businesses and operations as it has requested. (b) Except for the specific representations and warranties expressly made by the Company in Article III, the Seller in Article IV (in each case, as modified by the Disclosure Schedules), or the certificate delivered pursuant to Section 8.3(a) of this Agreement, the Buyer acknowledges and agrees that: (i) no Person is making or has made any representation or warranty, expressed or implied, at law or in equity, in respect of the Company and its Subsidiaries or the businesses, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company or its Subsidiaries, including with respect to condition, merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company or its Subsidiaries, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or its Subsidiaries furnished to the Buyer or its Representatives or made available to the Buyer and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever; and (ii) it shall acquire the business and assets of the Company and its Subsidiaries in an “as is” condition and on a “where is” basis (except as expressly provided herein); and

59 (iii) no officer, director, agent, Affiliate, advisor, employee or other Representative of the Seller or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided. (c) Other than the specific representations and warranties expressly set forth in Article III, Article IV (in each case, as modified by the Disclosure Schedules) or the certificate delivered pursuant to Section 8.3(a) of this Agreement, the Buyer specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Seller and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. (d) In connection with the investigation by the Buyer of the Company and its Subsidiaries, the Buyer has received or may receive from the Company or the Seller certain projections, forward-looking statements and other forecasts. The Buyer specifically acknowledges that there are uncertainties inherent in attempting to make such projections, forward-looking statements and other forecasts, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forward-looking statements and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such projections, forward-looking statements and other forecasts), and that none of the Company, the Seller or any of their respective officers, directors, agents, Affiliates, advisors employees or other Representatives, whether in an individual, corporate or any other capacity, will have or be subject to any liability or indemnification obligation to the Buyer or any other Person resulting from (nor shall the Buyer have any claim with respect to) the distribution to the Buyer, or the Buyer’s use of, or reliance on, any information, documents, projections, forward-looking statements and forecasts (including the reasonableness of the assumptions underlying such projections, forward-looking statements and forecasts), regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise. Notwithstanding the foregoing, this Section 5.12(d) does not apply in any form or fashion to, or minimize Buyer’s reliance on, the specific representations and warranties expressly set forth in Article III, Article IV (in each case, as modified by the Disclosure Schedules) or the certificate delivered pursuant to Section 8.3(a). (e) The Buyer is acquiring the Shares subject only to the specific representations and warranties expressly set forth in Article III, Article IV (in each case, as modified by the Disclosure Schedules) and the certificate delivered pursuant to Section 8.3(a) of this Agreement. ARTICLE VI COVENANTS Section 6.1 Conduct of Business of the Company and Its Subsidiaries Prior to the Closing. Except as set forth on Section 6.1 of the Disclosure Schedules, as contemplated by this Agreement, or as the Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing Date,

60 (i) the Seller shall, and shall cause the Company and its Subsidiaries to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice and (y) use reasonable best efforts to maintain and preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company and its Subsidiaries, and (ii) the Seller shall not, and shall cause the Company and its Subsidiaries not to: (a) make any amendment to or change in its Organizational Documents, or the organizational documents of any Subsidiary; (b) issue, sell or dispose of any Shares of the Company or any shares of capital stock of its Subsidiaries, or grant any options, warrants, other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity or ownership interest in the Company or any of its Subsidiaries other than shares of the Company to be issued upon exercise of options issued pursuant to the Option Plan; (c) declare, set aside, make or pay any dividend or other distribution on or with respect to the Shares or any of its capital stock or other equity or ownership interest of the Company or any Subsidiary; (d) reclassify, combine, split, subdivide or redeem, dispose of or create any Encumbrance on, or purchase or otherwise acquire, directly or indirectly, any of the Shares or any of its or its Subsidiaries’ capital stock or other equity or ownership interest or make any other change with respect to its capital structure, including any issuance or authorization of any issuance of any equity securities in respect of, in lieu of or in substitution for shares of the Company’s or any of its Subsidiaries’ capital stock; (e) enter into or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of Indebtedness in bankruptcy or other similar Laws now or hereafter in effect, or otherwise alter the Company’s or a Subsidiary’s structure; (f) incur, crease or assume any Indebtedness (other than unsecured current obligations and liabilities incurred in the ordinary course consistent with past practice), or guarantee or forgive any such Indebtedness; (g) (i) accelerate, terminate, materially modify or cancel (other than upon the expiration of the term) any Material Contract to which the Company or any Subsidiary is a party or by which it is bound, or (ii) enter into any Contract that would constitute a Material Contract, other than customer Contracts entered into in the ordinary course of business consistent with past practice; (h) sell, lease, transfer or assign any of the assets or properties of the Company or any Subsidiary, including, but not limited to, any Intellectual Property of the Company or any of its Subsidiaries;

61 (i) (i) make any increase in the compensation of any of the current or former directors, managers, officers, independent contractors, consultants or employees of the Company or any Subsidiary, including, but not limited to, by way of bonuses (whether monetary or otherwise), wages, salary, severance, pension or other compensation or benefits, other than as provided for in any written agreements or as required by applicable Law, or (ii) establish, grant, adopt, terminate, enter into or amend any Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, except as may be required by any Law or Contract; (j) grant, or announce any grant of, any incentive equity awards to any Company Employee; (k) (A) hire any new company Employee with an annual base salary or annualized hourly rate exceeding $150,000, (B) terminate any Company Employee entitled by agreement, Contract, policy or practice to any severance payments, (C) terminate any officer, executive, manager or key employee, other than for cause, or (D) conduct any group termination, reduction in force, plant closing or mass layoff of the employees of the Company or any of its Subsidiaries; (l) except in the ordinary course of business consistent with past practice, enter into any consulting or independent contractor agreement or Contract with, or retain the services of, any individual consultant or independent contractor, whether doing business as an entity or otherwise; (m) enter into any staffing agreement with, or retain the services of, any staffing firm or professional employer organization; (n) enter into or modify, or agree to enter into or modify, (A) any employment agreement or other Contract with any current or prospective Company Employee that either (x) is not terminable at will by the Company or such Subsidiary without notice or penalty, or (y) grants any compensation or benefits or accelerates any vesting period as a result of the Transactions contemplated hereby or any other change in control of the Company or any Subsidiary, either alone or in conjunction with any other event, or (B) any severance, termination or separation agreement or any other Contract promising any post-employment or post- termination compensation or benefits; (o) make any change in any method of accounting or accounting practice or policy, except as required by GAAP; (p) except as required by applicable Law, make any Tax election outside the ordinary course of business if the effect of such election would be to increase the Tax liability of the Company or any of its Subsidiaries in a Post-Closing Tax Period; (q) cancel, compromise, waive or release any material right or claim of the Company or any Subsidiary under any Contract;

62 (r) permit the lapse of any right relating to Intellectual Property used in the business of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice; (s) commence, waive, release, assign, compromise, settle or agree to settle any Action, except such Actions that (i) do not include the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any Subsidiary and (ii) involve only the payment of monetary damages not in excess of $200,000 in the aggregate; (t) make any capital expenditures, capital additions or capital improvements in excess of $200,000 individually or $400,000 in the aggregate; (u) acquire or agree to acquire by merging with, or by purchasing the stock or assets of, or by any other manner, any business or any Person; (v) enter into any Contract or arrangement the primary purpose of which relates to Taxes (including with any Governmental Authority), amend any Tax Return, settle any Tax Action, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or incur any liability for Taxes outside the ordinary course of business; (w) make or forgive any loan or extend any credit to any current or former stockholder, member, employee, director, officer, manager or other service provider of the Company or any Subsidiary; (x) make any material change in the cash management policy and the other collection policies, pricing policies, discount policies or payment policies of the Company or any Subsidiary; (y) negotiate, enter into, amend, modify and/or terminate any collective bargaining agreement or Contract with any labor union or recognize or certify any labor union as the bargaining representative of the employees of the Company or any Subsidiary; (z) amend, modify or terminate, or allow to lapse, any material Permit; (aa) fail to maintain in full force and effect any material insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage; (bb) enter into a new line of business or abandon or discontinue the existing lines of business of the Company or any Subsidiary; or (cc) agree, whether in writing or otherwise, to do any of the foregoing. Section 6.2 Access to Books and Records. (a) From the date hereof until the Closing or the earlier termination of this Agreement pursuant to Article IX, the Seller shall, and shall cause the Company to, (i) afford the Buyer and its Representatives full and free access to and the right to inspect all of the properties,

63 assets, premises, Books and Records, Contracts and other documents and data related to the Company and its Subsidiaries, (ii) furnish the Buyer and its Representatives with such financial, operating and other data and information related to the Company and its Subsidiaries as the Buyer or any of its Representatives may reasonably request, and (iii) instruct the Representatives of Seller, the Company and the Company’s Subsidiaries to cooperate with the Buyer in its investigation of the Company and its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, neither the Company nor its Subsidiaries shall be required to provide access to any information to the Buyer or its Representatives if the Company determines, in its sole discretion, that (i) such access would jeopardize any attorney-client or other legal privilege, (ii) such access would contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof, (iii) the information to be accessed is pertinent to any litigation or other dispute in which the Company or any of its Affiliates, on the one hand, and the Buyer or any of its Affiliates, on the other hand, are adverse parties, or (iv) the information to be accessed should not be disclosed due to its competitively sensitive nature; provided, however, that with respect to clauses (i) and (iv), the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that would not risk waiver of such attorney-client privilege or result in disclosure of competitively sensitive information. Any investigation pursuant to this Section 6.2(a) shall be conducted in such manner as to not interfere unreasonably with the conduct of the business of the Seller or the Company and its Subsidiaries. No investigation by the Buyer or other information received by the Buyer shall operate as a waiver or otherwise affect any representation, warranty or other agreement given or made by Seller in this Agreement. (b) The Buyer shall maintain, until the seventh (7th) anniversary of the Closing Date, all such Books and Records relating to the Company, its Subsidiaries or any of their assets or liabilities prior to the Closing. After the Closing, the Buyer shall provide the Seller and its representatives with reasonable access, upon prior reasonable written notice, during regular business hours, to such Books and Records, but, in each case, only to the extent relating to the assets, liabilities, or business of the Company or any of its Subsidiaries prior to the Closing. Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor its Affiliates (including, for the avoidance of doubt, the Company and its Subsidiaries after Closing) shall be required to provide access to any information to the Seller or its Representatives if the Buyer determines, in its sole discretion, that (i) such access would jeopardize any attorney-client or other legal privilege, (ii) such access would contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof, (iii) the information to be accessed is pertinent to any litigation or other dispute in which the Buyer or any of its Affiliates (including, for the avoidance of doubt, the Company and its Subsidiaries after Closing), on the one hand, and the Seller or any of its Affiliates, on the other hand, are adverse parties, or (iv) the information to be accessed should not be disclosed due to its competitively sensitive nature; provided, however, that with respect to clauses (i) and (iv), the Buyer shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that would not risk waiver of such attorney-client privilege or result in disclosure of competitively sensitive information. Section 6.3 Exclusivity. (a) The Seller and the Company shall not, and shall not permit any of the Company’s Subsidiaries, or any of their respective Representatives to, directly or indirectly,

64 during the period from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Article IX, (a) solicit, initiate, encourage, facilitate or accept any proposal or offer that constitutes an Acquisition Proposal, (b) participate in or enter into any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, or knowingly facilitate or encourage the submission of, any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (c) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company and the Seller shall immediately cease and cause to be terminated, and shall cause their Affiliates and all of their respective Representatives to immediately cease and cause to be terminated, all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal for, or any indication of interest in, any of the following (other than pursuant to the terms of this Agreement): (i) any direct or indirect acquisition, issuance or purchase of any of the capital stock or other equity or ownership interest of the Company or any of its Subsidiaries or the assets of the Company and its Subsidiaries (other than inventory to be sold in the ordinary course of business consistent with past practice), (ii) any merger, consolidation, liquidation, share exchange or other business combination relating to or involving the Company or any of its Subsidiaries, (iii) any recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or any of its Subsidiaries, or (iv) the sale, lease, exchange or other disposition of any signification portion of the properties or assets of the Company or any of its Subsidiaries. (b) In addition to the other obligations under this Section 6.3, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing if it receives any Acquisition Proposal or any request for information that Seller receives in respect of, or which would reasonably be expected to result in, an Acquisition Proposal. Section 6.4 Efforts to Consummate. (a) Each of the Parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the Transactions and the Ancillary Agreements, (ii) make any required filings under the HSR Act within five (5) Business Days of the date hereof, (iii) promptly make any necessary filings under any other Antitrust Laws or foreign direct investment Laws, and (iv) respond promptly to any other requests for additional information and documentary material relating to this Agreement under the HSR Act or any other applicable Antitrust Law or foreign direct investment Laws. (b) Nothing in this Agreement, including without limitation this Section 6.4, requires Buyer or any of its Affiliates to (i) divest, license, dispose of or hold separate any portion of the businesses, operations, assets or product lines of the Buyer, the Company or any of

65 their respective Affiliates (or a combination of the respective businesses, operations, assets or product lines of the Buyer, the Company or any of their respective Affiliates) other than any of the foregoing that are of de minimis consequence to the Buyer, the Company, and their respective Affiliates, taken as a whole, (ii) restrict, prohibit or limit the ability of the Buyer, the Company or any of their respective Affiliates to conduct its business or own its assets other than any of the foregoing that are of de minimis consequence to the Buyer, the Company, and their respective Affiliates, taken as a whole, (iii) restrain, prohibit or limit the ownership or operation by the Buyer, the Company or any of their respective Affiliates of all or any portion of the business or assets of the Buyer, the Company or any of their respective Affiliates in any part of the world other than any of the foregoing that are of de minimis consequence to the Buyer, the Company, and their respective Affiliates, taken as a whole, (iv) cause the Buyer or any of its Affiliates to divest any interests in the Company other than any of the foregoing that are of de minimis consequence to the Buyer, the Company, and their respective Affiliates, taken as a whole, (v) impose limitations on the ability of the Buyer or any of its Affiliates to acquire, hold or exercise rights of ownership of, any limited Company interests in Company, including the right to vote any shares of capital stock of the Company acquired or owned by the Buyer or any of its Affiliates on all matters properly presented to the limited partners of the Company other than any of the foregoing that are of de minimis consequence to the Buyer, the Company, and their respective Affiliates, taken as a whole, or (vi) litigate or participate in the litigation of any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Authority challenging or seeking to restrain, prohibit or place conditions on the consummation of the Transactions or the ownership or operation by the Buyer, the Company or any of their respective Affiliates of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted. (c) Each of the Parties shall, solely with respect to any filings required under Section 6.4(a)(ii)-(iv): (i) promptly notify the other of, and if in writing, furnish the other with copies of any communications from or with any Governmental Authority with respect to the Transactions; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed substantive written or oral communication with any Governmental Authority; (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other party a reasonable opportunity to consult with it in advance and, unless prohibited by such Governmental Authority, gives the other the opportunity to attend and participate therein; (iv) furnish the other party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to the Transactions; provided, however, that such material may be redacted as necessary to (A) comply with contractual arrangements, (B) address legal privilege or confidentiality concerns and (C) comply with applicable Law; and (v) furnish the other party’s outside legal counsel with such necessary information and reasonable assistance as the other party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority. Notwithstanding anything to the contrary in this Section 6.4, materials provided to the other party or its outside legal counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

66 (d) The Buyer agrees that, during the term of this Agreement, it will not withdraw its filing under the HSR Act without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed). (e) From the date of this Agreement through the date: (i) of termination of the required waiting periods under the HSR Act; and (ii) any consents of any other applicable Governmental Authority are obtained, the Buyer and its Affiliates shall not take any action that would reasonably be expected to materially delay or make materially more difficult the obtaining of clearance or the expiration of the required waiting periods under the HSR Act or any Antitrust Law or foreign direct investment Laws, or the obtaining of consents required under such Laws from any applicable Governmental Authorities. Section 6.5 Termination of Funded Indebtedness. Prior to the Closing Date, the Company shall negotiate and obtain Debt Payoff Letters for all Funded Indebtedness. The Company shall, and shall cause the Company’s Subsidiaries to, deliver all notices and take all other actions reasonably requested by the Buyer to facilitate the termination of all Contracts relating to Funded Indebtedness, the termination of the commitments provided thereunder, the repayment in full of all obligations then outstanding thereunder (using funds provided by the Buyer) and the release of all Encumbrances in connection therewith on the Closing Date and, for the avoidance of doubt, any costs, fees or expenses incurred by the Company and any of its Subsidiaries in connection with the procurement of any such Debt Payoff Letters shall be considered, and included in the calculation of, Transaction Expenses or Indebtedness, as applicable; provided, however, that in no event shall this Section 6.5 require any of the Company or its Subsidiaries to cause the termination of any Contracts relating to Funded Indebtedness other than as part of the Closing. Section 6.6 Public Announcements. The Buyer shall provide and issue the initial press release announcing the execution of this Agreement (the “Press Release”); provided, however, that Buyer shall deliver, or cause to be delivered, a draft of the Press Release to the Seller and shall, in good faith, consider Seller’s reasonable comments to the Press Release prior to the issuance and filing thereof. Except as otherwise expressly contemplated by or necessary to implement the provisions of this Agreement, neither the Seller nor any of its Affiliates shall issue any press release or otherwise make any public statements or disclosure with respect to the transactions contemplated by this Agreement without the prior written consent of the Buyer, except to the extent (i) such press release is consistent in all material respects with the Press Release or (ii) such disclosure is required by applicable Law or the rules of any stock exchange; provided, that Seller and its respective Affiliates and affiliated funds and management entities, may provide information to current or prospective debt or equity investors, limited partners and financing sources (and their respective advisors) about the subject matter of this Agreement in connection with fundraising, marketing, informational, transactional or reporting activities in the ordinary course of their respective businesses at any time. Section 6.7 Director and Officer Liability; Indemnification. (a) Prior to the Closing, the Company shall, with regard to the current D&O insurance policy, number USF00884222, issued by Allianz (the “D&O Insurance”), purchase a prepaid, noncancellable six (6) year extended reporting period on such policy (the “D&O Tail”).

67 The cost of the D&O Tail shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. After the Closing, the Buyer shall, or shall cause the Company and its Subsidiaries to, maintain such coverage for such six (6) year period. (b) For six (6) years from the Closing, the Buyer shall cause the Company and its Subsidiaries to: (i) to the extent the Company or its Subsidiaries, as applicable, is permitted under the applicable Laws of its jurisdiction of formation or incorporation and/or the Organizational Documents or any organizational documents of its Subsidiaries to indemnify its own directors or officers, indemnify and hold harmless any current or former officers, directors, managers, or employees of the Company and its Subsidiaries (collectively, the “Company Indemnitees”) against and from any Losses in connection with any Action, to the extent such Action arises out of or pertains to any action or omission or alleged action or omission in such Company Indemnitee’s capacity as a director, officer, or employee of the Company or any of its Subsidiaries at or prior to the Closing, and (ii) to the extent the Company or its Subsidiaries, as applicable, is permitted under the applicable Laws of its jurisdiction of formation or incorporation and/or the Organizational Documents or any organizational documents of its Subsidiaries, to pay in advance of the final disposition of any such Action the expenses (including reasonable attorneys’ fees) of any Company Indemnitee upon receipt of an undertaking by or on behalf of such Company Indemnitee to repay such amount if it shall ultimately be determined that such Company Indemnitee is not entitled to be indemnified; provided, however, that all rights to indemnification under this Section 6.7(a) in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such Action. (c) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Closing) is made against any person covered by the D&O Insurance on or prior to the sixth (6th) anniversary of the Closing, the provisions of this Section 6.7 shall continue in effect until the final disposition of such Action. Except to the extent required by applicable Law, neither the Buyer nor any of the Company or its Subsidiaries shall take any action so as to materially amend, modify, limit or repeal the provisions for indemnification of the Company Indemnitees contained in the Organizational Documents in such a manner as would adversely affect the rights of any Company Indemnitee to be exculpated or indemnified by such Persons in respect of their serving in such capacities prior to the Closing. (d) Notwithstanding anything contained in Section 10.9 hereof to the contrary, this Section 6.7 shall survive the consummation of the transactions contemplated by this Agreement in accordance with its terms and shall be enforceable by the Company Indemnitees and their successors, heirs or representatives. In the event that any of the Company or its Subsidiaries after the Closing (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or its Subsidiaries, as the case may be, shall succeed to the obligations set forth in this Section 6.7. (e) The obligations of the Buyer under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee to whom this

68 Section 6.7 applies without the express written consent of such affected Company Indemnitee (it being expressly agreed that the Company Indemnitee to whom this Section 6.7 applies (including his or her successors, heirs or representatives) shall be express third-party beneficiaries of this Section 6.7). (f) Notwithstanding anything contained in this Section 6.7 or elsewhere in this Agreement, no Company Indemnitee will have any right to indemnification to the extent Buyer is successful in a claim against such Person for their own fraud in connection with the making of the representations and warranties in Article III and Article IV or the certificate delivered pursuant to Section 8.3(a) of this Agreement. Section 6.8 Employee Matters. (a) The Company shall have taken (or caused to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Closing becomes effective, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (each a “Company 401(k) Plan”) and any other Plan as requested by Buyer at least five (5) Business Days prior to the Closing Date. The Company shall have provided to Buyer prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Buyer). The Company also shall have taken such other actions in furtherance of terminating such Company 401(k) Plan as Buyer may reasonably request. (b) For a period of twelve (12) months after the Closing, the Buyer shall provide to each employee of the Company or any of its Subsidiaries who continues to be employed by the Buyer or its Affiliates following Closing (the “Continuing Employees”): (i) no less favorable in the aggregate, base wage rate or base salary, total target cash compensation (including bonuses and commission arrangements), and severance as in effect for such Continuing Employee immediately prior to the Closing, and (ii) employee benefits (including retirement, health and welfare benefits, but excluding equity incentive compensation, retiree benefits and defined benefit pension benefits an accruals) that are, in the aggregate, substantially similar to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing. (c) For all purposes (including purposes of vesting, eligibility to participate and level of benefits, but not for purposes of benefit accruals under a defined benefit pension plan, or retiree health plan of Buyer or its Subsidiaries) under the employee benefit plans of the Buyer and its Subsidiaries providing benefits to any Continuing Employees after the Closing (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company, its Subsidiaries and their respective predecessors before the Closing; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is of the same type as the Employee Benefit Plan in which such Continuing Employee participated immediately before the Closing (such plans,

69 collectively, the “Old Plans”), and (ii) (A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Buyer or its applicable Subsidiary shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents (to the extent similar coverage was provided under an Old Plan) and (B) Buyer and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of- pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. (d) Nothing in this Agreement will (i) create a Contract between the Buyer or any of its Affiliates, on the one hand, and any Continuing Employee, on the other hand, (ii) be construed so as to prohibit the Buyer or any of its Affiliates from having the right to terminate the employment or engagement of any Continuing Employee, (iii) prevent the Buyer or any of its Affiliates from amending or terminating any New Plan in accordance with its terms, or (iv) be construed as an amendment to any New Plan. Notwithstanding anything in this Agreement to the contrary, (x) no Continuing Employee may rely on this Agreement as the basis for any breach of contract claim against the Company, the Buyer or any of their Affiliates and (y) following the Closing, the Buyer and its Affiliates will have the sole discretion and authority to interpret their respective employee benefit and compensation plans, contracts, arrangements and programs in accordance with their terms and applicable Law. Section 6.9 R&W Insurance Policy. The Buyer shall not amend, waive or terminate any anti-subrogation provisions contained in the R&W Insurance Policy in a manner adverse to the Seller, without the prior written consent of the Seller. Section 6.10 Release. As of the Closing Date, the Seller and, to the extent permitted by Law, the Seller’s Affiliates, and their respective successors and assigns (collectively, the “Releasors”) hereby (a) forever fully and irrevocably release and discharge Buyer, the Company and their respective predecessors, successors, direct or indirect Subsidiaries and past and present stockholders, members, managers, directors, officers, employees, agents and other representatives (collectively, the “Released Parties”) from any and all Actions, suits, claims, demands, debts, agreements, obligations, promises, judgments, Losses or liabilities of any kind whatsoever in Law or in equity and causes of action of every kind and nature, other otherwise (including, but not limited to, claims for damages, costs and expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising prior to the Closing Date with respect to the Company, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated (collectively, the “Released Claims”), and (b) irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any claim, legal proceeding, Action or dispute against any Released Parties based upon any Released Claim. Notwithstanding the foregoing, “Released Claims” do not include, and the provisions of this Section 6.10 shall not release or diminish, (a) the rights and obligations of any Person set forth in or arising under any

70 provision of this Agreement and the Ancillary Agreements and the Transactions contemplated hereby and thereby, (b) any claims that cannot be released as a matter of Law, (c) any rights a Releasor may have with respect to directors’ and/or officers’ indemnification and/or insurance with respect to his or her status as a director, officer, or employee of the Company or any Subsidiary, (d) any claim arising from any obligations or liabilities of any Released Party which are not related to the Seller’s ownership of the Shares, (e) (i) any rights of each Releasor pursuant to a commercial arrangement with the Buyer or any of its past, present or future officers, directors, managers, equity holders, subsidiary or Affiliates, other than the Company or its Subsidiaries, in each instance, to the extent such claims are not related to the Transactions, or (ii) any rights of a portfolio company or other entity directly or indirectly owned or managed by each Released Party pursuant to a commercial arrangement with the Company or its Subsidiaries, the Buyer, or any of their past, present or future officers, directors, managers, equity holders, subsidiaries or Affiliates, (f) any rights to accrued and unpaid salary, bonuses, and any other accrued employee compensation and unreimbursed expenses, or (g) the ability of any Party to assert a claim or counterclaim against any Released Party which brings or has previously brought a Released Claim against such Released Party other than as expressly permitted under clauses (a)-(e) above. Section 6.11 Confidentiality. From and after the Closing, Seller shall, and shall instruct its Affiliates to, hold, and shall use its reasonable best effort to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives, or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are requested or required to disclose any information by Law, then Seller shall (to the extent not prohibited by applicable Law and other than in connection with a routine audit or examination by a Governmental Authority) promptly notify the Buyer in writing, so that the Buyer may seek, at its sole cost, a protective order or other appropriate remedy and/or waive compliance with this Section 6.11. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Buyer, Seller is nonetheless required by Law to disclose such information to a third party, Seller may, without liability hereunder, disclose to such third party only that portion of such information which it is required by Law to be disclosed, provided that Seller exercises its reasonable efforts to preserve the confidentiality of such information. Section 6.12 Further Assurances. Following the Closing, each of the Buyer and Seller shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances use reasonable best efforts to and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions contemplated by this Agreement. Section 6.13 Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then

71 the Company will: (a) no later than six (6) days prior to the Closing Date, seek from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three (3) days prior to the Closing Date, with respect to each disqualified individual who provides a waiver under clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than two (2) Business Days prior to soliciting the waivers, soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Buyer for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Buyer. No later than two (2) Business Days prior to soliciting the waivers, the Company shall provide Buyer with the calculations and related documentation to determine whether and to what extent the vote described in this Section 6.13 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Buyer evidence that a vote was solicited in accordance with the foregoing and whether the vote was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

72 Section 6.14 Post-Closing Catch-Ups. (a) Seller shall be liable to Buyer for the first $100,000 of Losses, and fifty percent (50%) of Losses in excess of $100,000, up to a maximum aggregate amount of $425,000 of Losses (such $425,000 in Losses, the “Covered Matter Cap”), actually incurred by Buyer or its Affiliates (including, after the Closing, the Company and its Subsidiaries) in connection with the matters disclosed on Section 3.9(a)(1), Section 3.9(a)(2) and Section 3.9(a)(3) of the Disclosure Schedules (each, a “Covered Matter”), in each case, solely by set-off against any Security Refund otherwise payable to Seller pursuant to Section 6.14(b) (and for the avoidance of doubt, if such Losses in the aggregate for all Covered Matters exceed the Security Refund, Buyer shall not be entitled to recover any such excess amounts). Buyer shall not consent to any settlement of a Covered Matter without the prior written consent of the Seller (which consent shall not be unreasonably conditioned, withheld or delayed). Buyer shall keep Seller reasonably informed of all material developments relating to a Covered Matter, including by providing copies of any material documents relating to a Covered Matter, and notice of any material proceedings related to a Covered Matter. Buyer shall consider in good faith any comments or strategy proposed by Seller in connection with a Covered Matter. Buyer shall use its reasonable best efforts to resolve each Covered Matter as promptly as practicable after the Closing Date and shall use its commercially reasonable efforts to mitigate Losses incurred in connection with a Covered Matter, including by using its commercially reasonable efforts to recover such Losses under any Insurance Policy or insurance policy of Buyer and its Affiliates that would apply to a Covered Matter (and for the avoidance of doubt, Buyer shall not be entitled to recover any Losses by set-off against the Security Refund until such insurance recovery is either received or denied pursuant to a final non-appealable determination). (b) If the Buyer or its Affiliates (including, after the Closing, the Company and its Subsidiaries) receives all or any portion of the Security Refund, then the Buyer shall, or shall cause its Affiliates (including, after the Closing, the Company and its Subsidiaries) to, subject to the limitation in the following parenthetical, promptly remit to Seller the amount of the Security Refund actually received (for the avoidance of doubt, net of the Covered Losses Cap subject to the final resolution of the Covered Matters as described in Section 6.14(a), and then following the final resolution of the Covered Matters, shall promptly remit to Seller any amount of the Security Refund remaining and not used to set-off Losses in respect of the Covered Matters). For purposes of this Section 6.14, “Security Refund” means any restricted cash, letter of credit, security deposit, performance bond or other similar obligation or payment made by or on behalf of the Company under and pursuant to the NYC Lease that is refunded to the Buyer or its Affiliates (including, after the Closing, the Company and its Subsidiaries) after the Closing. Following the Closing, the Buyer shall use its commercially reasonable efforts to obtain the Security Refund. The Buyer shall also keep Seller reasonably informed of any matters related to the Security Refund or the NYC Lease that may impact the Buyer’s ability to obtain the Security Refund, and the Buyer shall not extend the term of the NYC Lease or the related Sublease, dated October 21, 2021, by and between Delta Air Lines, Inc. and MarkLogic Corporation. Section 6.15 SL Escrow Unit Amount. From and after the Closing, the Buyer shall, in accordance with the Smartlogic Purchase Agreement, deliver the remaining balance of the SL Escrow Unit Amount that has not used by the Buyer and its Affiliates (including the Company and its Subsidiaries after Closing) in connection with any indemnification claims under the

73 Smartlogic Purchase Agreement to the Seller, for further distribution by the Seller to the Smartlogic Sellers, as required by the terms of the Smartlogic Purchase Agreement. Section 6.16 Data Room. The Seller shall deliver a copy of the “Project Maxwell” data room hosted at datasite.com as of the date hereof to the Buyer within five (5) Business Days after the date hereof. The Seller shall also not take any action to restrict the Buyer’s access to such data room from the date hereof to the Closing Date. ARTICLE VII TAX MATTERS Section 7.1 Allocation of Straddle Period Tax Liability. For all purposes under this Agreement, in the case of any Straddle Period, the portion of any Taxes (or any Tax refund or amount credited against any Tax) that are allocable to the portion of the Straddle Period ending at the end of the Closing Date will be: (i) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, payroll, gross receipts or sales or use, deemed to be the amount of such Taxes (or Tax refund or amount credited against Tax) for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in such entire Straddle Period, and (ii) in the case of all other Taxes (including any inclusions under Code Section 951 or 951A), determined as though the taxable year of the Company and its Subsidiaries terminated at the end of the Closing Date. Any Transaction Deductions shall be reflected in Pre-Closing Tax Periods to the maximum extent permitted by Law. Section 7.2 Tax Refunds. Any Tax refunds of Taxes previously paid by the Company or any of its Subsidiaries that are received (or, in the case of a Straddle Period, that would have been received if the Straddle Period ended on the end of the Closing Date) by the Buyer or any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Company and its Subsidiaries), and any amounts credited against any Tax to which the Buyer or any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Company and its Subsidiaries) become entitled, that relate to any Pre-Closing Tax Period (including, for the avoidance of doubt and without limitation, any stamp tax and research and development credits and “employee retention credits” (as described in Section 2301 of the CARES Act) (“ERC”)) shall be for the account of the Seller, and the Buyer shall pay over to the Seller, as additional consideration payable under this Agreement, any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. Following the Closing, the Buyer shall use its commercially reasonable efforts to obtain the ERC. The Buyer shall keep the Seller reasonably informed of any matters related to the ERC that may impact the Buyer’s or the Company’s or their respective Affiliates’ ability to obtain the ERC. Nothing in this Section 7.2 will require that the Buyer or any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Company and its Subsidiaries) make any payment with respect to any refund for, or credit against, a Tax (and such refunds or credits will be for the benefit of the Buyer and any of its Affiliates (including, following the Closing, for the avoidance of doubt, the Company and its Subsidiaries)) that is with respect to any refund of Tax that is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit incurred in a taxable period or portion thereof that begins after the Closing Date; provided, however, that in the event

74 that the Buyer or any of its Affiliates receives refund for Tax due to the Smartogic Sellers under the Smartlogic Purchase Agreement, the Buyer shall deliver such refund to the Smartlogic Sellers in accordance with the terms of the Smartlogic Purchase Agreement. Section 7.3 Buyer Tax Actions. Until the Final Closing Statement is finally determined, the Buyer shall not take any actions relating to Taxes or Tax Returns of the Company or any of its Subsidiaries that would reduce the Purchase Price payable to Seller or cause any additional Tax liability for Seller. Section 7.4 Withholding. Provided the Seller delivers to Buyer a duly executed IRS Form W-9, the Buyer shall not withhold on payments payable pursuant to this Agreement (except with respect to any compensatory amounts subject to payroll reporting and withholding). Section 7.5 Other Tax Considerations. For purposes of computing Indebtedness (including, without limitation, in computing the Income Tax Liability Accrual), any item of income or gain recognized on the Closing Date resulting from any transaction that is outside the ordinary course of business that is effected by the Buyer following the Closing shall be ignored. Section 7.6 Transfer Taxes. All transfer, sales, use, stamp, recording, registration, recording, documentary, property or similar Taxes and fees (including any penalties and interest) applicable to, imposed upon or arising out of the Transactions (the “Transfer Taxes”) shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller; provided, that for the avoidance of doubt, Seller shall be deemed to have fully borne its share of Transfer Taxes through the inclusion of its share in Transaction Expenses. The Buyer shall timely and properly file any necessary Tax Return or other documentation with respect to such Transfer Taxes. ARTICLE VIII CONDITIONS TO CLOSING Section 8.1 General Conditions. The respective obligations of each Party to consummate the Transactions shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any Party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such Party): (a) No Injunction or Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the Transactions or causes any of the Transactions contemplated hereunder to be rescinded following completion thereof, in each case with such Law having become final and non-appealable. (b) Antitrust Laws and Foreign Direct Investment Laws. All required notifications and filings with any Governmental Authority shall have been made and any waiting periods, including any waiting period under the HSR Act (and any extensions thereof), shall have expired or been waived or terminated, and all required consents set forth on Section 8.1(b) of the Disclosure Schedules shall have been obtained.

75 Section 8.2 Conditions to Obligations of the Company and the Seller. The obligations of the Company and the Seller to consummate the Transactions shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion: (a) Representations, Warranties and Covenants. (i) The Fundamental Representations of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that are made as of a specified date, the accuracy of which shall be determined as of that specified date in material all respects), and (ii) all other representations and warranties of the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions shall be true and correct in all respects (without regard to any qualification as to materiality or material adverse effect) on and as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that are made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to consummate the Transaction. The Buyer shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing in all material respects. The Seller shall have received from the Buyer a certificate to the effect that each of the conditions set forth in the preceding sentences are satisfied, signed by a duly authorized officer thereof. (b) Escrow Agreement. The Seller shall have received an executed counterpart of the Escrow Agreement, signed by the Buyer. Section 8.3 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the Transactions shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion: (a) Representations, Warranties and Covenants. (i) The Fundamental Representations of the Seller and the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that are made as of a specified date, the accuracy of which shall be determined as of that specified date in all material respects), and (ii) all other representations and warranties of each of the Seller and the Company contained in this Agreement shall be true and correct in all respects (without regard to any qualification as to materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that are made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Seller and the Company shall have performed all obligations and agreements and complied with all covenants and conditions

76 required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects. The Buyer shall have received a certificate to the effect that each of the conditions set forth in the preceding sentences are satisfied, signed by a duly authorized officer of Seller and a duly authorized officer of the Company. (b) Escrow Agreement. The Buyer shall have received an executed counterpart of the Escrow Agreement, signed by each party other than the Buyer. (c) Debt Payoff Letters. The Seller shall have delivered to the Buyer a payoff letter, in form and substance reasonably acceptable to Buyer, duly executed by each holder of Funded Indebtedness (other than Transaction Expenses), in which the payee shall agree that upon payment of the amount specified in such payoff letter: (i) all outstanding obligations of the Company and its Subsidiaries (other than contingent and indemnification obligations) arising under or related to the applicable Funded Indebtedness shall be repaid, discharged and extinguished in full; (ii) all Encumbrances in connection therewith shall be released; and (iii) the payee shall return to the Company and its Subsidiaries all instruments evidencing the applicable Funded Indebtedness (including all notes) and all collateral securing the applicable Funded Indebtedness (each such payoff letter, a “Debt Payoff Letter”). (d) Third-Party Expense Instructions. With respect to any Transaction Expenses which will not have been paid in full prior to the Closing Date, at least five (5) Business Days prior to the Closing Date, the Seller shall submit to the Buyer a list of all, and amounts of all, Transaction Expenses, including the identity of each payee, dollar amounts owed, wire transfer instructions and any other information reasonably necessary to effect the final payment in full thereof (the “Transaction Expenses Payoff Instructions”). (e) Material Adverse Effect. There shall not exist any Material Adverse Effect as of the Closing Date. (f) Agreements and Documents. Buyer shall have received from the Seller and the Company the following agreements and documents, each of which shall be in full force and effect: (i) a certificate, dated as of the Closing Date and signed by an officer of the Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors or general partner of Seller authorizing the execution, delivery and performance of this Agreement and the other Ancillary Agreements and the consummation of the Transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions contemplated hereby and thereby; (ii) the Allocation Spreadsheet in accordance with Section 2.1(e) and the Estimated Closing Statement in accordance with Section 2.2; (iii) written resignations of all directors of the Company who are not employees of the Company and its Subsidiaries from such role, effective as of the Closing; and

77 (iv) a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized. ARTICLE IX TERMINATION Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Buyer and the Seller; (b) by the Seller, if the Seller and the Company are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that (i) would give rise to the failure of a condition set forth in Section 8.2(a) and (ii) cannot be or has not been cured within thirty (30) days following receipt by Buyer of written notice of such breach or failure to perform by the Seller; (c) by the Buyer, if the Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or the Seller pursuant to this Agreement that (i) would give rise to a failure of a condition set forth in Section 8.3(a) and (ii) cannot be or has not been cured by within thirty (30) days following receipt by the Seller of written notice of such breach or failure to perform by Buyer; (d) by either the Seller or the Buyer if the Closing shall not have been consummated by April 3, 2023 (the “Outside Date”); provided, however, that the Outside Date shall automatically be extended for an additional 30 days if the conditions set forth in Section 8.1(b) have not been satisfied by the Outside Date; provided, further, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose failure to perform or comply with any covenant, agreement, condition or obligation hereunder at or prior to the Closing has been the primary cause of the failure of the Closing to occur on or before such Outside Date; or (e) by either the Seller or the Buyer in the event that (i) there shall be any Law that makes consummation of the Transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued an order, decree or ruling restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable. The party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other party or parties. Section 9.2 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any

78 party except (i) for the provisions Section 6.6 relating to public announcements, Section 10.3 relating to fees and expenses, Section 10.6 relating to notices, Section 10.9 relating to third-party beneficiaries, Section 10.10 relating to governing law, Section 10.11 relating to submission to jurisdiction and this Section 9.2, which shall survive termination, and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement or fraud. (b) The Parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, and that, without these agreements, none of the Parties would have entered into this Agreement. ARTICLE X GENERAL PROVISIONS Section 10.1 Non-Survival of Representations, Warranties and Covenants. No representation, warranty, covenant (to the extent required to be performed on or prior to Closing) or other agreement contained in this Agreement or in any instrument or certificate delivered by any party hereto at the Closing will survive the Closing or termination of this Agreement and, except in the case of fraud in respect of the representations and warranties in Article III, Article IV, and Article V or the certificates delivered pursuant to Section 8.2(a) or Section 8.3(a), no party hereto shall have any liability to the other Parties hereto after the Closing for any breach thereof, except for covenants and agreements that by their terms apply or contemplate performance, in whole or in part, after the Closing or after the termination of this Agreement or otherwise expressly by their terms survive the Closing or termination of this Agreement, each of which will survive in accordance with its terms; provided, that, for the avoidance of doubt, nothing in this Section 10.1 shall impair a party’s rights under Section 9.2. The Buyer (on behalf of itself, its Affiliates (including, from and after the Closing, the Company and its Subsidiaries) and its and its Affiliates’ respective officers, directors, equityholders, employees and agents) (collectively, the “Buyer Parties”) agrees that, except in the case of fraud, in respect of the representations and warranties in Article III, Article IV, and the certificate delivered pursuant to Section 8.3(a), from and after the Closing, under no circumstances will the Seller, any of its Affiliates or any of its Affiliates’ respective officers, directors, equityholders, employees or other agents (collectively, the “Seller Parties”) have any liability or responsibility to any of the Buyer Parties or any other Person for any losses or other liabilities relating to or arising from any actual or alleged breach of any representation or warranty or any covenant or agreement to have been performed prior to the Closing set forth in this Agreement (or any Exhibit, Schedule or certificate delivered hereunder), including by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations or warranties or covenants or obligations set forth in this Agreement that are to be performed prior to the Closing, any certificate, instrument, opinion or other documents delivered hereunder, the ownership, operation, management, use or control of the business of the Company and its Subsidiaries prior to the Closing, any of their respective assets, or any actions or omissions at or prior to the Closing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law. From and after the Closing, except in the case of fraud in respect of the representations and warranties in Article III, Article IV, and the certificate delivered pursuant to Section 8.3(a), the Buyer (on behalf of the Buyer Parties) hereby waives, to the fullest extent permitted by Law, any Action against, and shall have no recourse of any kind to, the Seller Parties under any theory of law or equity, including under any control person

79 liability theory, for any action or inaction of any of the Company and its Subsidiaries, or their respective Affiliates, officers, directors, equityholders, managers, employees, agents or representatives, in each case prior to the Closing; except for any claim of fraud in respect of the representations and warranties in Article III, Article IV, and Article V or the certificates delivered pursuant to Section 8.2(a) or Section 8.3(a). Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit the liability of, or preclude any Party in seeking any remedy against, a Person that committed fraud with respect to any of the representations and warranties under this Agreement or any certificate delivered pursuant to Section 8.2(a) or Section 8.3(a) and, with respect to such claims for fraud, the representations and warranties set forth in this Agreement shall survive consummation of the Transactions and continue in full force and effect to the maximum extent permitted by Law. For the avoidance of doubt, any covenant set forth in this Agreement or in any other document, agreement, schedule, certificate or exhibit contemplated herby or delivered in connection with the Transactions contemplated hereby that are required to be performed, in whole or in part, after the Closing shall survive the Closing in accordance with its terms (and any liability in respect thereof shall be the several responsibility of the Party expressly obligated to perform). Section 10.2 No Effect on R&W Insurance Policy. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in Section 10.1), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy; it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy. Section 10.3 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated; provided, that if the Transactions are consummated, Transaction Expenses shall be borne and paid as provided in this Agreement. Section 10.4 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller and the Buyer, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial failure or delay thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 10.5 Extension. At any time prior to the Closing, the Parties, by action taken or authorized by their respective boards of directors, boards of managers or general partner, may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the Parties. Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

80 Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon receipt by email or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: (i) if to the Buyer, to: Progress Software Corporation 15 Wayside Rd, Suite 400 Burlington, Massachusetts 01803 Attention: YuFan Stephanie Wang Email: yufan.wang@progress.com with a copy (which shall not constitute notice) to: DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, NY 10020 Attention: Jon Venick Email: jon.venick@us.dlapiper.com (ii) if to the Seller, to: Vector Maven Holdings, L.P. c/o Vector Capital One Market Street Steuart Tower, 23rd Floor San Francisco, California 94105 Attention: Andy Fishman and Stephen Goodman Email: afishman@vectorcapital.com sgoodman@vectorcapital.com with a copy (which shall not constitute notice) to: Paul Hastings LLP 101 California Street, 48th Floor San Francisco, California 94111 Attention: Dana Kromm and Erica Lee Email: danakromm@paulhastings.com ericalee@paulhastings.com Section 10.7 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section, Article, Exhibit or Schedule of

81 this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. All references to this Agreement herein or in any of the Disclosure Schedules delivered by the Company to Buyer in connection with the execution of this Agreement shall be deemed to refer to this entire Agreement, including all Disclosure Schedules. Any reference in a particular Schedule of the Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in, or cross-referenced in, the corresponding Section of the Agreement and (b) any other representations and warranties of the Company that are contained in the Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that reference and such representations and warranties, without independent knowledge on the part of the reader regarding the matter(s) so disclosed. Section 10.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party shall be under any legal obligation to enter into or complete the Transactions unless and until this Agreement shall have been executed and delivered by each of the Parties. Section 10.9 No Third-Party Beneficiaries. Except for the Buyer Parties and the Seller Parties with respect to Section 10.1, and as provided in Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. Section 10.10 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

82 Section 10.11 Submission to Jurisdiction. Any Action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such Action or other proceeding. A final judgment in any such Action or other proceeding may be enforced in other jurisdictions by Action on the judgment or in any other manner provided by Law. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such Action or proceeding. Section 10.12 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the Buyer (in the case of an assignment by any Seller) or the Seller (in the case of an assignment by the Buyer), and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Affiliate of the Buyer without the prior consent of the Seller; provided, further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Section 10.13 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. Section 10.14 Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement. Section 10.15 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed

83 and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 10.16 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. Section 10.17 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Section 10.18 Electronic or .pdf Signature. This Agreement may be executed by electronic or .pdf signature and an electronic or .pdf signature shall constitute an original for all purposes. Section 10.19 No Presumption Against Drafting Party. Each of the Buyer, the Seller and the Company acknowledges that each Party has been represented by legal counsel in connection with this Agreement and the Transactions. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. Section 10.20 Provisions Respecting Legal Representation. (a) Each Party, on behalf of its directors, members, partners, officers, employees and Affiliates, acknowledges that (i) one or more of (A) the Company and its Subsidiaries and (B) the Seller and its Affiliates (individually and collectively, the Persons described in this clause (B), the “Seller Group”) have retained Paul Hastings LLP (“Law Firm”) to act as their counsel in connection with the negotiation, preparation, execution, and delivery of this Agreement and the Transactions, (ii) Law Firm has not acted as counsel for any other Person in connection with the Transaction and (iii) no Person other than the Company, its Subsidiaries, and the Seller Group has the status of a Law Firm client for conflict of interest or any other purpose as a result thereof. The Buyer, on its own behalf and on behalf of its directors, members, managers, partners, officers, employees, stockholders, optionholders and Affiliates, (1) waives and will not assert, and will cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) to waive and not assert, any conflict of interest relating to Law Firm’s representation after the Closing of any member of the Seller Group in any matter involving the Transaction (including any litigation, arbitration, mediation or other proceeding), and (2) consents to, and will cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) to consent to, any such representation. (b) The Buyer agrees that, after the Closing, neither the Buyer, the Company, nor any of their Subsidiaries will have any right to access or control any of Law Firm’s records relating to or affecting the Transactions, which will be the property of (and be controlled by) the Seller. In addition, the Buyer agrees that it would be impractical to remove all Attorney-Client Communications from the records (including emails and other electronic files) of the Company

84 and its Subsidiaries. Accordingly, the Buyer will not, and will cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) not to, use any Attorney-Client Communication remaining in the records of the Company or any of its Subsidiaries after Closing in a manner that may be adverse to any member of the Seller Group. (c) The Buyer agrees, on its own behalf and on behalf of its Subsidiaries (including, after Closing, the Company and its Subsidiaries), that from and after Closing (i) the attorney-client privilege, all other evidentiary privileges, and the expectation of client confidence as to all communications occurring on or prior to Closing between Law Firm on the one hand and the Company, its Subsidiaries, any member of the Seller Group, or any of their respective Affiliates on the other hand that in any way relates to the Transaction, including any representation, warranty, or covenant of any party under this Agreement or any related agreement (each an “Attorney-Client Communication”) belong to the Seller Group and will not pass to or be claimed by the Buyer, the Company, or any of their Subsidiaries and (ii) the Seller will have the exclusive right to control, assert, or waive the attorney-client privilege, any other evidentiary privilege, and the expectation of client confidence with respect to such Attorney- Client Communications. Accordingly, the Buyer will not, and will cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) not to, (A) assert any attorney-client privilege, other evidentiary privilege or expectation of client confidence with respect to any Attorney-Client Communication, except in the event of a post-Closing dispute with a Person that is not a member of the Seller Group, (B) use, or attempt to use, any such Attorney-Client Communications in any dispute between the Buyer and the Seller Group, or (C) take any action which could cause any Attorney-Client Communication to cease being a confidential communication or to otherwise lose protection under the attorney-client privilege or any other evidentiary privilege, including waiving such protection in any dispute with a Person that is not a member of the Seller Group. Furthermore, the Buyer agrees, on its own behalf and on behalf of each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries), that in the event of a dispute between any member of the Seller Group on the one hand and the Company or any of its Subsidiaries on the other arising out of or relating to any matter in which Law Firm jointly represented both parties, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege will protect from disclosure to such member of the Seller Group any information or documents developed or shared during the course of Law Firm’s joint representation. [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. BUYER PROGRESS SOFTWARE CORPORATION By: _/s/ YuFan Stephanie Wang __________ Name: YuFan Stephanie Wang Title: Chief Legal Officer and Secretary SELLER VECTOR MAVEN HOLDINGS, L.P. By: Vector Capital Partners V, L.P. Its: General Partner By: Vector Capital Partners V, Ltd. Its: General Partner By: _/s/ David Baylor _______________ Name: David Baylor Title: Director COMPANY VECTOR MAVEN HOLDINGS, INC. By: __/s/ Andy Fishman __________________ Name: Andy Fishman Title: President